EXECUTION COPY
                                                                    EXHIBIT 99.1




                               AGREEMENT AND PLAN

                                    OF MERGER

                                 by and between

                               DISC GRAPHICS, INC.

                                       and

                              DG ACQUISITION CORP.

                          Dated as of September 6, 2002





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                                TABLE OF CONTENTS

                                                                            Page


ARTICLE I THE MERGER  1
         Section 1.1       The Merger..........................................1
         Section 1.2       Effects of the Merger...............................2
         Section 1.3       Effective Time of the Merger........................2
         Section 1.4       Directors...........................................2
         Section 1.5       Officers............................................2
         Section 1.6       Subsequent Actions..................................2

ARTICLE II TREATMENT OF SHARES.................................................3
        Section 2.1       Effect of Merger on Capital Stock....................3
        Section 2.2       Payment..............................................5

ARTICLE III THE CLOSING........................................................7
        Section 3.1       Closing..............................................7

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE COMPANY.......................7
        Section 4.1       Organization and Qualification.......................7
        Section 4.2       Subsidiaries.........................................8
        Section 4.3       Capitalization.......................................8
        Section 4.4       Authority; Non-Contravention; Statutory
                          Approvals; Compliance................................8
        Section 4.5       Reports and Financial Statements....................10
        Section 4.6       Absence of Certain Changes or Events................11
        Section 4.7       Litigation..........................................11
        Section 4.8       Proxy Statement.....................................12
        Section 4.9       Tax Matters.........................................12
        Section 4.10      Employee Matters; ERISA.............................15
        Section 4.11      Environmental Protection............................18
        Section 4.12      Board Approval......................................20
        Section 4.13      Vote Required.......................................20
        Section 4.14      Insurance...........................................20
        Section 4.15      Ownership of DGAC Common Stock......................21
        Section 4.16      Easements...........................................21
        Section 4.17      Takeover Provisions.................................21
        Section 4.18      Intellectual Property...............................21
        Section 4.19      Certain Contracts...................................22
        Section 4.20      Property and Assets.................................22
        Section 4.21      Fairness Opinion....................................23
        Section 4.22      Agreements Not to Compete...........................23
        Section 4.23      Financial Advisor...................................23

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ARTICLE V REPRESENTATIONS AND WARRANTIES OF DGAC..............................23
       Section 5.1       Organization and Qualification.......................23
       Section 5.2       Subsidiaries.........................................24
       Section 5.3       Authority; Non-Contravention; Statutory
                         Approvals; Compliance................................24
       Section 5.4       Capitalization.......................................25
       Section 5.5       Adequate Cash Resources..............................26
       Section 5.6       Ownership of Company Common Stock....................26
       Section 5.7       Financial Advisor....................................26
       Section 5.8       Proxy Statement......................................26
       Section 5.9       DGAC Stockholders' Consent...........................26

ARTICLE VI CONDUCT OF BUSINESS PENDING THE MERGER.............................27
       Section 6.1       Covenants of the Company.............................27
       Section 6.2       Covenants of DGAC....................................30
       Section 6.3       Control of Other Party's Business....................31

ARTICLE VII ADDITIONAL AGREEMENTS.............................................32
       Section 7.1       Access to Information................................32
       Section 7.2       Proxy Statement......................................32
       Section 7.3       Regulatory Matters...................................33
       Section 7.4       Stockholder Approval.................................33
       Section 7.5       Directors' and Officers' Indemnification.............33
       Section 7.6       Disclosure Schedules.................................35
       Section 7.7       Public Announcements.................................35
       Section 7.8       Certain Employee Agreements..........................35
       Section 7.9       No Solicitations.....................................37
       Section 7.10      Tax Reorganization...................................40
       Section 7.11      Further Assurances...................................40
       Section 7.12      Conveyance Taxes.....................................40
       Section 7.13      Fees and Expenses....................................40
       Section 7.14      Indebtedness.........................................40

ARTICLE VIII CONDITIONS.......................................................41
       Section 8.1       Conditions to Each Party's Obligation to
                         Effect the Merger....................................41
       Section 8.2       Conditions to Obligation of the Company to
                         Effect the Merger....................................41
       Section 8.3       Conditions to Obligation of DGAC to Effect
                         the Merger...........................................42

ARTICLE IX TERMINATION, AMENDMENT AND WAIVER..................................43
       Section 9.1       Termination..........................................43
       Section 9.2       Effect of Termination................................44
       Section 9.3       Termination Fee; Expenses............................44
       Section 9.4       Special Committee....................................46
       Section 9.5       Amendment............................................46
       Section 9.6       Waiver...............................................46

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ARTICLE X GENERAL PROVISIONS..................................................46
       Section 10.1      Non-Survival of Representations, Warranties,
                         Covenants and Agreements.............................46
       Section 10.2      Brokers..............................................47
       Section 10.3      Notices..............................................47
       Section 10.4      Miscellaneous........................................48
       Section 10.5      Interpretation.......................................49
       Section 10.6      Counterparts; Effect.................................49
       Section 10.7      Parties in Interest..................................49
       Section 10.8      Specific Performance.................................49
       Section 10.9      WAIVER OF JURY TRIAL.................................49


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                             INDEX OF DEFINED TERMS
Term                                                                        Page

Agreement....................................................................1
Blue Sky Laws................................................................9
CERCLA.......................................................................19
Certificate..................................................................5
Certificate of Merger........................................................2
Closing......................................................................7
Closing Date.................................................................7
Closing Agreement............................................................13
Code.........................................................................1
Commitment...................................................................26
Company......................................................................1
Company Acquisition Transaction..............................................38
Company Board Approval.......................................................20
Company Common Stock.........................................................1
Company Continuing Employees.................................................36
Company Disclosure Schedule..................................................7
Company Employee Benefit Plans...............................................15
Company Financial Statements.................................................11
Company Material Adverse Effect..............................................7
Company Meeting..............................................................33
Company Preferred Stock......................................................8
Company Required Consents....................................................9
Company Required Statutory Approvals.........................................10
Company SEC Reports..........................................................10
Company Stock-Based Award....................................................4
Company Stockholders' Approval...............................................20
Company Superior Offer.......................................................38
Company Triggering Event.....................................................44
Continuing Employee..........................................................35
DGAC ........................................................................1
DGAC Common Stock............................................................3
DGAC Continuing Employees....................................................36
DGAC Disclosure Schedule.....................................................23
DGAC Material Adverse Effect.................................................24
DGAC Required Consents.......................................................24
DGAC Required Statutory Approvals............................................25
DGAC Stockholders' Consent...................................................1
DGCL.........................................................................1
Disclosure Schedules.........................................................35
Dissenting Shares............................................................4
Easements....................................................................21
Effective Time...............................................................2
Environmental Claim..........................................................19
Environmental Laws...........................................................19


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Environmental Permits........................................................18
ERISA........................................................................15
ERISA Affiliate..............................................................16
Exchange Act.................................................................4
Final Order..................................................................41
Governmental Authority.......................................................9
Hazardous Materials..........................................................20
Indemnified Parties..........................................................33
Indemnified Party............................................................33
Intellectual Property........................................................22
IRS..........................................................................15
joint venture................................................................8
Liens........................................................................8
Management Group.............................................................1
Merger.......................................................................1
Merger Consideration.........................................................3
New Plans....................................................................36
Old Plans....................................................................36
Option Consideration.........................................................4
Out-of-Pocket Expenses.......................................................44
Paying Agent.................................................................5
Payment Fund.................................................................5
PBGC.........................................................................16
PCBs.........................................................................20
Permits......................................................................10
Permitted Liens..............................................................23
Proxy Statement..............................................................12
Recommendations..............................................................20
Release......................................................................20
Representatives..............................................................32
Rodman.......................................................................23
SEC..........................................................................4
Section 16...................................................................9
Securities Act...............................................................9
Special Committee............................................................1
Stock Option.................................................................3
Stock Plan...................................................................3
subsidiary...................................................................7
Surviving Corporation........................................................2
Takeover Laws................................................................21
Takeover Proposal............................................................38
Taxes........................................................................12
Tax Returns..................................................................12
Tax Ruling...................................................................13
Termination Date.............................................................43
Termination Fee..............................................................45

                                       v

U.S. GAAP....................................................................11
Violation....................................................................9

                          AGREEMENT AND PLAN OF MERGER


     THIS AGREEMENT AND PLAN OF MERGER, dated as of September 6, 2002 (this "Agreement"), by and between DISC GRAPHICS, INC., a Delaware corporation (the "Company"), and DG ACQUISITION CORP., a Delaware corporation ("DGAC").

     WHEREAS, the Company and DGAC have determined to engage in a business combination transaction on the terms stated herein;

     WHEREAS, the Board of Directors of the Company, upon the recommendation of a special committee comprised of independent directors of the Company (the "Special Committee"), has approved and deemed it advisable and in the best interests of its stockholders to consummate the transactions contemplated hereby under which the businesses of the Company and DGAC would be combined by means of a merger of DGAC with and into the Company (such transaction being referred to herein as the "Merger"), with the Company being the surviving entity, as a result of which the stockholders of DGAC at the Effective Time will own directly all of the outstanding shares of common stock, par value $.01 per share, of the Company (the "Company Common Stock");

     WHEREAS, holders of not less than forty-seven percent (47%) of the outstanding shares of Company Common Stock (the "Management Group") have agreed to contribute, prior to the Effective Time (as defined in Section 1.3), their respective shares of Company Common Stock to DGAC in exchange for shares of DGAC Common Stock (as defined in Section 2.1(a));

     WHEREAS, the sole stockholder of DGAC has approved this Agreement and the transactions contemplated hereby (the "DGAC Stockholders' Consent"); and

     WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a transaction described in Section 368 of the Internal Revenue Code of 1986, as amended (the "Code");

     NOW THEREFORE, in consideration of mutual agreements contained herein and for other good and valuable consideration, the value, receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:


                                    ARTICLE I

                                   THE MERGER

     Section 1.1 The Merger. Upon the terms and subject to the conditions of this Agreement, at the Effective Time (as defined in Section 1.3), DGAC shall be merged with and into the Company in accordance with the Delaware General Corporation Law (the "DGCL"). The Company shall be the surviving corporation in the Merger and shall continue its corporate existence under the laws of the State of Delaware under the name of Disc Graphics, Inc. The effects and the consequences of the Merger shall be as set forth in Section 1.2. Throughout this Agreement, the term "DGAC" shall refer to DGAC immediately prior to the Merger and the term

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"Surviving Corporation" shall refer to Company in its capacity as the surviving corporation in the Merger.

     Section 1.2 Effects of the Merger. At the Effective Time (as defined in
Section 1.3), (i) the articles of incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the articles of incorporation of the Surviving Corporation until thereafter amended as provided by law and such articles of incorporation, and (ii) the by-laws of the Company, as in effect immediately prior to the Effective Time, shall be the by-laws of the Surviving Corporation until thereafter amended as provided by law, the articles of incorporation of the Surviving Corporation and such by-laws. Subject to the foregoing, the Merger shall have the additional effects set forth in the DGCL, including but not limited to, Section 259 of the DGCL.

     Section 1.3 Effective Time of the Merger. Subject to the provisions of this Agreement, on the Closing Date (as defined in Section 3.1), certificate of merger complying with Section 251 of the DGCL (the "Certificate of Merger"), with respect to the Merger, shall be delivered to the Secretary of State of the State of Delaware for filing. The Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, or at such later date and time as may be set forth in the Certificate of Merger (the "Effective Time").

     Section 1.4 Directors. The directors of DGAC immediately prior to the Effective Time shall be the directors of the Surviving Corporation and shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the articles of incorporation and by-laws of the Surviving Corporation, or as otherwise provided by the DGCL.

     Section 1.5 Officers. The officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, and shall hold the same positions with the Surviving Corporation and shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the articles of organization and by-laws of the Surviving Corporation, or as otherwise provided by the DGCL.

     Section 1.6 Subsequent Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of, and assume the liabilities of, either of the Company or DGAC acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of either the Company or DGAC, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in, and the assumption of the liabilities of, the Surviving Corporation or otherwise to carry out this Agreement.



                                      2
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                                   ARTICLE II

                               TREATMENT OF SHARES

     Section 2.1 Effect of Merger on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of any holder thereof:

     (a) Shares of DGAC Common Stock. Each share of common stock, par value $.01 per share, of DGAC ("DGAC Common Stock") that is issued and outstanding immediately prior to the Effective Time shall be converted into one fully paid and non-assessable share of common stock, par value $.01 per share, of the Surviving Corporation.

     (b) Cancellation of Certain Company Common Stock. Each share of Company Common Stock that is owned by the Company as treasury stock and all shares of Company Common Stock owned by the Management Group and/or DGAC shall be cancelled and shall cease to exist, and no consideration shall be delivered in exchange therefor.

     (c) Conversion of Company Common Stock. Each share of Company Common Stock (or any fraction thereof) issued and outstanding immediately prior to the Effective Time (except shares to be cancelled pursuant to Section 2.1(b) and any Dissenting Shares (as defined in Section 2.1(e)), shall be converted into the right to receive One Dollar and Eighty-Two Cents ($1.82) in cash (the "Merger Consideration") payable, without interest, to the holder of such shares, upon surrender, in the manner provided by Section 2.2. Upon such conversion, each holder of any shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration in consideration therefor upon the surrender of such certificate or otherwise upon compliance with Section 2.2.

     (d) Stock Options; Equity-Based Awards.

         (i) (A) The Company will take all necessary actions to cause each option to purchase shares of Company Common Stock and each warrant to purchase shares of Company Common Stock (each, a "Stock Option") granted under any stock option plan, program, agreement or arrangement of the Company or any of its subsidiaries (collectively, the "Stock Plans") which is outstanding and unexercised immediately prior to the Effective Time, whether vested or unvested, to be cancelled as of the Effective Time and to be converted, at the Effective Time, into the right to receive in cash from the Company an amount equal to the product of (x) the excess, if any, of the Merger Consideration over the exercise price per share of Company Common Stock of such Stock Option and (y) the number of shares of Company Common Stock subject to such Stock Option. In the event the exercise price of any Stock Option is equal to or greater than the Merger Consideration, such Stock Option shall be canceled without any payment required thereunder.

               (B) The Company will take all necessary actions to cause each right of any kind, whether vested or unvested, contingent or accrued, to acquire or receive shares of Company Common Stock or to receive benefits measured by the value of a number of shares of Company Common Stock, that may be held, awarded, outstanding, credited, payable or reserved for issuance under the Stock Plans (including, without limitation, restricted stock, restricted stock units, performance awards and deferred stock units), except for Stock Options


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converted in accordance with Section 2.1(d)(i)(A) above (each, a "Company
Stock-Based Award") outstanding immediately prior to the Effective Time to fully vest and become immediately distributable and payable, and each Company Stock-Based Award shall be cancelled as of the Effective Time and converted as of the Effective Time into the right to receive in cash from the Company an amount equal to the product of (x) the Merger Consideration (less any applicable exercise price not to be less than zero) and (y) the number of shares of Company Common Stock subject to such Company Stock-Based Award.

               (C) Any cash payments required to be made pursuant to this
Section 2.1((d)(i) (the "Option Consideration") will be made (subject to applicable withholding and payroll taxes) at the Effective Time.

          (ii) No additional Stock Options or other equity-based awards or other rights to acquire Company Common Stock will be granted pursuant to the Stock Plans or otherwise after the date of this Agreement.

          (iii) The Board of Directors, or applicable committee thereof, of the Company will grant all approvals and take all other actions required pursuant to Rules 16b-3 under the Securities Exchange Act of 1934, as amended (together with the rules and regulations of the Securities Exchange Commission (the "SEC") thereunder, the "Exchange Act"), to cause the disposition in the Merger of Company Common Stock and Stock Options to be exempt from the provisions of
Section 16(b) of the Exchange Act.

          (iv) Notwithstanding anything to the contrary contained in Section 2.1(d)(i)(A), any Stock Options granted to members of the Management Group with an exercise price less than or equal to the Merger Consideration shall, at the Effective Time, be converted into options or warrants, as the case may be, to acquire common stock of the Surviving Corporation in accordance with their terms and conditions (as in effect as of the date of this Agreement) under which it was issued and the terms and conditions of the Stock Option agreement by which it is evidenced.

     (e) Dissenters' Rights. To the extent applicable, shares of Company Common Stock outstanding immediately prior to the Effective Time and held by a holder who has not voted its shares in favor of the Merger and who is entitled to demand and who properly demands appraisal for such shares of Company Common Stock in accordance with the DGCL (the "Dissenting Shares") shall not be converted into the right to receive the Merger Consideration, unless such holder fails to perfect or withdraws or otherwise loses his or her right to appraisal. If after the Effective Time such holder fails to perfect or withdraws or loses his or her right to appraisal, each such share of Company Common Stock shall be treated as if it had been converted as of the Effective Time into the right to receive the Merger Consideration without any interest thereon. The Company shall give DGAC prompt notice of any demands received by the Company for appraisal of shares of Company Common Stock, and DGAC shall have the right to participate in all negotiations and proceedings with respect to such demands. The Company shall not, without the prior written consent of DGAC, make any payment with respect to, or settle or offer to settle, any such demands. Any amounts paid to a holder pursuant to a right of appraisal will be paid by the Surviving Corporation in accordance with the DGCL.

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     Section 2.2 Payment.

     (a) Surrender of Certificates. From and after the Effective Time, each holder of a certificate that immediately prior to the Effective Time represented outstanding shares of Company Common Stock (a "Certificate") will be entitled to receive in exchange therefor, upon surrender thereof to a bank or trust company (the "Paying Agent") to be designated by DGAC prior to the mailing of the Proxy Statement (as defined in Section 4.8) with approval of the Company, which approval shall not be unreasonably withheld, the Merger Consideration into which the shares of Company Common Stock evidenced by such Certificate were converted pursuant to the Merger. No interest will be payable on the Merger Consideration to be paid to any holder of a Certificate irrespective of the time at which such Certificate is surrendered for exchange.

     (b)  Paying Agent; Certificate Surrender Procedures.

          (i) At the Effective Time, DGAC will deposit, or cause to be deposited, with the Paying Agent, an amount in cash sufficient to provide all funds necessary for the Paying Agent to make payment of the Merger Consideration pursuant to Section 2.1(c) (the "Payment Fund"). Pending payment of such funds to the holders of certificates for shares of Company Common Stock, such funds will be held and may be invested by the Paying Agent as DGAC directs (so long as such directions do not impair the rights of holders of Company Common Stock) in the direct obligations of the United States, obligations for which the full faith and credit of the United States is pledged to provide for the payment of principal and interest. Any net profit resulting from, or interest or income produced by, such investments will be payable to the Surviving Corporation or DGAC, as DGAC directs. DGAC will promptly replace any monies lost through any investment made pursuant to this Section 2.2.

          (ii) As soon as reasonably practicable after the Effective
Time, DGAC will instruct the Paying Agent to mail to each record holder of a Certificate entitled to receive the Merger Consideration (i) a letter of transmittal (which will specify that delivery will be effected, and risk of loss and title to such Certificates will pass, only upon delivery of the Certificate to the Paying Agent and will be in such form and have such other provisions as DGAC will reasonably specify) and (ii) instructions for use in effecting the surrender of Certificates for the Merger Consideration. Commencing immediately after the Effective Time, upon the surrender to the Paying Agent of such Certificate or Certificates, together with a duly executed and completed letter of transmittal and all other documents and other materials required by the Paying Agent to be delivered in connection therewith, the holder will be entitled to receive the Merger Consideration into which the Certificate or Certificates so surrendered have been converted in accordance with the provisions of Section 2.1(c) and such Certificate or Certificates shall then be canceled.

     (c) Transfer Books. The stock transfer books of the Company will be closed at the Effective Time and no transfer of any shares of Company Common Stock will thereafter be recorded on any of the stock transfer books. In the event of a transfer of ownership of any Company Common Stock prior to the Effective Time that is not registered in the stock transfer records of the Company at the Effective Time, the Merger Consideration into which such


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Company Common Stock has been converted in the Merger will be paid to the transferee in accordance with the provisions of Section 2.2(b)(ii) only if the Certificate is surrendered as provided in Section 2.2(b) and accompanied by all documents required to evidence and effect such transfer and by evidence of payment of any applicable stock transfer taxes.

     (d) Termination of Payment Fund. Any portion of the Payment Fund which remains undistributed one hundred eighty (180) days after the Effective Time will be delivered to DGAC upon demand, and each holder of Company Common Stock who has not theretofore surrendered Certificates in accordance with the provisions of this Article II will thereafter look only to the Surviving Corporation and only as general creditors thereof for satisfaction of such holder's claims for the Merger Consideration.

     (e) Lost Certificates. If any Certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will deliver in exchange for such lost, stolen or destroyed Certificate the Merger Consideration pursuant to Section 2.1(c).

     (f) No Rights as Stockholder. From and after the Effective Time, the holders of Certificates will cease to have any rights as a stockholder of the Surviving Corporation except as otherwise provided in this Agreement or by applicable law, and the Surviving Corporation will be entitled to treat each Certificate that has not yet been surrendered for exchange solely as evidence of the right to receive the Merger Consideration into which the shares of Company Common Stock evidenced by such Certificate have been converted pursuant to the Merger; provided, however, that each holder of a Certificate that has become entitled to any declared and unpaid dividend will continue to be entitled to such dividend following the Effective Time, and the Surviving Corporation will pay such dividend to such holder in the amount and on the date specified therefor by the Board of Directors of the Company at the time of declaration thereof.

     (g) Withholding. DGAC will be entitled to deduct and withhold from the Merger Consideration otherwise payable to any former holder of Company Common Stock all amounts relating to federal and state income and payroll taxes required by law to be deducted or withheld therefrom.

     (h) Escheat. Neither DGAC nor the Company will be liable to any former holder of Company Common Stock for any portion of the Merger Consideration delivered to any public official pursuant to any applicable abandoned property, escheat or similar law. In the event any Certificate has not been surrendered for the Merger Consideration prior to the sixth anniversary of the Closing Date, or prior to such earlier date as of which such Certificate or the Merger Consideration payable upon the surrender thereof would otherwise escheat to or become the property of any governmental entity, then the Merger Consideration otherwise payable upon the surrender of such Certificate will, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all rights, interests and adverse claims of any person.


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

                                   ARTICLE III

                                   THE CLOSING

     Section 3.1 Closing. The closing (the "Closing") of the Merger shall take place at the offices of Greenberg Traurig, LLP, 200 Park Avenue, New York, New York 10166 (or at such place as may be mutually agreed upon by the parties hereto) at 10:00 A.M., New York City time, on the second business day immediately following the date on which the last of the conditions set forth in
Article VIII is fulfilled or waived (other than conditions that by their nature are required to be performed on the Closing Date, but subject to satisfaction or waiver of such conditions), or at such other time and date as the Company and DGAC shall mutually agree (the "Closing Date").

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     Except as set forth in the corresponding sections or subsections of the Company Disclosure Schedule, dated as of the date hereof, delivered by the Company to DGAC (the "Company Disclosure Schedule"), the Company represents and warrants to DGAC as follows:

     Section 4.1 Organization and Qualification. The Company and each of its subsidiaries (as defined below) is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of existence, has all requisite corporate power and authority, and has been duly authorized by all necessary approvals and orders, to own, lease and operate its assets and properties to the extent owned, leased and operated and to carry on its business as it is now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its assets and properties makes such qualification necessary, other than in such jurisdictions where the failure to be so qualified and in good standing would not, when taken together with all other such failures, reasonably be expected to have a material adverse effect on the business, properties, condition (financial or otherwise), prospects (other than effects that are the result of general economic changes or industry-specific risks) or results of operations of the Company and its subsidiaries taken as a whole or on the consummation of this Agreement (any such material adverse effect being hereafter referred to as a "Company Material Adverse Effect"). Notwithstanding anything to the contrary above, "Company Material Adverse Effect" shall include changes or developments in the Company's industry that are caused by a material worsening or escalation of current conditions caused by acts of terrorism or war (whether or not declared) occurring after the date of this Agreement which materially impair the Company's ability to conduct its operations. As used in this Agreement, the term "subsidiary" of a person shall mean any corporation or other entity (including partnerships and other business associations) of which a majority of the outstanding capital stock or other voting securities having voting power under ordinary circumstances to elect directors or similar members of the governing body of such corporation or entity shall at the time be held, directly or indirectly, by such person. True, accurate and complete copies of the articles of incorporation, as amended, and by-laws of the Company, as in effect on the date hereof, have been delivered to DGAC.

     Section 4.2 Subsidiaries. Section 4.2 of the Company Disclosure Schedule sets forth a description, as of the date hereof, of all material subsidiaries and joint ventures of the Company, including the name of each such entity, the state or jurisdiction of its incorporation or organization, the Company's interest therein and a brief description of the principal line or lines of business conducted by each such entity. All of the issued and outstanding shares of capital stock of, or other equity interests in, each subsidiary of the Company are validly issued, fully paid, nonassessable and free of preemptive rights, and are owned, directly or indirectly, by the Company free and clear of any pledges, liens, claims, encumbrances, security interests, equities, charges and options of any nature whatsoever (collectively, "Liens"). There are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating any subsidiary of the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of its capital stock or obligating the Company or any of any of its subsidiaries to grant, extend or enter into any such agreement or commitment, except for any of the foregoing that could not reasonably be expected to have a Company Material Adverse Effect. As used in this Agreement, the term "joint venture" of a person shall mean any corporation or other entity (including partnerships and other business associations) that is not a subsidiary of such person, in which such person or one or more of its subsidiaries owns an equity interest, other than equity interests held for passive investment purposes which are less than ten percent (10%) of any class of the outstanding voting securities or equity of any such entity.

     Section 4.3 Capitalization. The authorized capital stock of the Company consists of 20,000,000 shares of Company Common Stock and 5,000 shares of preferred stock, par value $.01 per share (the "Company Preferred Stock"). As of the date hereof, there were issued and outstanding 5,518,242 shares of Company Common Stock and no shares of Company Preferred Stock. All of the issued and outstanding shares of capital stock of the Company are validly issued, fully paid, nonassessable and free of preemptive rights. There are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating the Company or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of the Company, or obligating the Company or any of its subsidiaries to grant, extend or enter into any such agreement or commitment.

     Section 4.4 Authority; Non-Contravention; Statutory Approvals; Compliance.

     (a) Authority. The Company has all requisite corporate power and authority to enter into this Agreement and, subject to obtaining the Company Stockholders' Approval (as defined in Section 4.13) and the Company Required Statutory Approvals (as defined in Section 4.4(c)), to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company subject to obtaining the Company Stockholders' Approval with respect to the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the other signatories hereto, constitutes a legal, valid and binding obligation of the Company enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether such enforceability is considered in a proceeding in equity or at law). Prior to the Effective Time, the Board of Directors of the Company, or an appropriate committee of non-employee directors thereof, will have adopted a resolution consistent with the interpretive guidance of the SEC so that the acquisition by any officer or director of Company who may become a covered person of the Company for purposes of Section 16 of the Exchange Act ("Section 16") of shares of Company Common Stock or options to acquire Company Common Stock pursuant to this Agreement and the Merger shall be an exempt transaction for purposes of Section 16.

     (b) Non-Contravention. The execution and delivery of this Agreement by the Company do not, and the consummation of the transactions contemplated hereby will not, violate, conflict with, or result in a breach of any provision of, or constitute a default (with or without notice or lapse of time or both) under, or result in a right of termination, cancellation, or acceleration of any obligation under, result in the creation of any Lien, charge, "put" or "call" right or other encumbrance on, or the loss of, any of the properties or assets, including Intellectual Property (as defined in Section 4.18), of the Company or any of its subsidiaries (any such violation, conflict, breach, default, right of termination, cancellation or acceleration, loss or creation, a "Violation" with respect to the Company (such term when used in Article V having a correlative meaning with respect to DGAC)) or any of its subsidiaries or, to the knowledge of the Company, any of its joint ventures pursuant to any provisions of (i) the articles of incorporation or by-laws of the Company or any of its subsidiaries,
(ii) subject to obtaining the Company Required Statutory Approvals (as defined below) and the receipt of the Company Stockholders' Approval (as defined in
Section 4.13), any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any Governmental Authority (as defined in Section 4.4(c)) applicable to the Company or any of its subsidiaries or, to the knowledge of the Company, any of its joint ventures, or any of their respective properties or assets, or (iii) subject to obtaining the third-party consents or other approvals set forth in Section 4.4(b) of the Company Disclosure Schedule (the "Company Required Consents"), any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their respective properties or assets may be bound or affected, excluding from the foregoing clauses (ii) and (iii) such Violations as would not reasonably be expected to have, in the aggregate, a Company Material Adverse Effect.

     (c) Statutory Approvals. No declaration, filing or registration with, or notice to or authorization, consent or approval of, any federal, state, local or foreign government, any instrumentality, subdivision, court, administrative agency or commission or authority thereof, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority or regulatory body (including a stock exchange or other self-regulatory body) or any other authority (each, a "Governmental Authority") is necessary for the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except for those required under or in relation to (A) state securities or "blue sky" laws (the "Blue Sky Laws"), (B) the Securities Act of 1933, as amended (the "Securities Act"), (C) the Exchange Act, (D) the DGCL with respect to the filing of the Certificate of Merger, (E) the rules and regulations of the NASDAQ SmallCap Market, and (F) such consents, approvals, order, authorizations, registrations, declarations and filings the failure to obtain, make or give which would reasonably be expected to have, in the aggregate, a Company Material Adverse Effect (the "Company Required Statutory Approvals"), it being understood that references in this Agreement to "obtaining" such Company Required Statutory Approvals shall mean making such declarations, filings or registrations; giving such notice; obtaining such consents or approvals; and having such waiting periods expire as are necessary to avoid a violation of law.

     (d) Compliance. Except as specifically disclosed in the Company SEC Reports (as defined in Section 4.5) filed prior to the date hereof, neither the Company nor any of its subsidiaries or, to the knowledge of the Company, any of its joint ventures is in violation of, or under investigation with respect thereto, or, to the knowledge of any officer or director of the Company, has been given notice of any purported violation of, any law, statute, order, rule, regulation or judgment (including, without limitation, any applicable Environmental Law, as defined in Section 4.11) of any Governmental Authority except for violations that, in the aggregate, are not reasonably expected to have a Company Material Adverse Effect. Except as disclosed in the Company SEC Reports filed prior to the date hereof, the Company and its subsidiaries and, to the knowledge of the Company, its joint ventures have all permits, licenses, franchises and other governmental authorizations, consents and approvals necessary to conduct their respective businesses as currently conducted in all respects (collectively, "Permits"), except those which the failure to obtain would, in the aggregate, not reasonably be expected to have a Company Material Adverse Effect. To the knowledge of any officer or director of the Company, the Company and each of its subsidiaries and, to the knowledge of the Company, each of its joint ventures are not in breach or violation of or in default in the performance or observance of any term or provision of, and, to the knowledge of any officer or director of the Company, no event has occurred which, with lapse of time or action by a third party, could result in a default under, (i) its articles of incorporation or by-laws or (ii) any material contract, commitment, agreement, indenture, mortgage, loan agreement, note, lease, bond, license, approval or other instrument to which it is a party or by which it is bound or to which any of its property is subject, except for breaches, violations or defaults that, in the aggregate, are not reasonably expected to have a Company Material Adverse Effect.

     (e) There is no "non-competition" or other similar consensual contract or agreement that restricts the ability of the Company or any of its subsidiaries to conduct business in any geographic area or that would reasonably be likely to restrict DGAC or any of its affiliates to conduct business in any geographic area.

     Section 4.5 Reports and Financial Statements. The filings required to be made by the Company or any of its subsidiaries since December 31, 1999 under the Exchange Act and applicable state laws and regulations have been filed with the SEC and the Secretary of State of the State of Delaware, as the case may be, and all such filings complied, as of their respective dates, in all material respects with all applicable requirements of the appropriate statutes and the rules and regulations thereunder. The Company has made available to DGAC a true and complete copy of each form, report, schedule, registration statement, registration exemption, if applicable, definitive proxy statement and other document (together with all amendments thereof and supplements thereto) filed by the Company or any of its subsidiaries with the SEC since December 31, 1999 (as such documents have since the time of their filing been amended, the "Company SEC Reports"). As of their respective dates, the Company SEC Reports, at the time filed (i) complied as to form in all material respects with the requirements of the Exchange Act, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the audited consolidated financial statements and unaudited interim financial statements (including, in each case, the notes, if any, thereto) included in the Company SEC Reports (collectively, the "Company Financial Statements") complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with United States generally accepted accounting principles ("U.S. GAAP") applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of the unaudited interim financial statements, to normal, recurring year-end audit adjustments) the consolidated financial position of the Company as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended. Each subsidiary of the Company is treated as a consolidated subsidiary of the Company in the Company Financial Statements for all periods covered thereby.

     Section 4.6 Absence of Certain Changes or Events. Except as disclosed in the Company SEC Reports filed prior to the date hereof, since December 31, 2001, the Company and each of its subsidiaries have conducted their business only in the ordinary course of business consistent with past practice, and except as otherwise expressly permitted by this Agreement, there has not been (i) any change that has had or that could reasonably be expected to have a Company Material Adverse Effect, (ii) any declaration setting aside any payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company's outstanding capital stock (other than regular quarterly cash dividends in accordance with the Company's present dividend policy), (iii) any split, combination or reclassification of any of its outstanding capital stock or any issuance or the authorization of any other securities in respect of, in lieu of or in substitution for, shares of its outstanding capital stock,
(iv) any entry by the Company or any of its subsidiaries into any employment, severance, change-of-control, termination or similar agreement with any officer, director or other employee, or any increase in the compensation or severance or termination benefits payable to any director, officer or other employee of the Company or any of its subsidiaries (except in the ordinary course of business consistent with past practice, or as was required under employment agreements in effect as of December 31, 2001), or (v) any change in the method of accounting or policy used by the Company or any of its subsidiaries and not disclosed in the financial statements included in the Company SEC Reports.

     Section 4.7 Litigation. Except as disclosed in the Company SEC Reports filed prior to the date hereof and to the knowledge of any officer or director of the Company, (i) there are no claims, suits, actions or proceedings, pending or, to the knowledge of the Company, threatened, nor are there any investigations or reviews pending or threatened against, relating to or affecting the Company or any of its subsidiaries or, to the knowledge of the Company, any of its joint ventures, (ii) there have not been any material developments since December 31, 2001 with respect to any such disclosed claims, suits, actions, proceedings, investigations or reviews, and (iii) there are no judgments, decrees, injunctions, rules or orders of any court, governmental department, commission, agency, instrumentality or authority or any arbitrator applicable to the Company or any of its subsidiaries, except for any of the foregoing under clauses (i), (ii) and (iii) that individually or in the aggregate would not reasonably be expected to have a Company Material Adverse Effect.

     Section 4.8 Proxy Statement. None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the proxy statement in definitive form, relating to the meeting of the stockholders of the Company to be held in connection with the Merger (the "Proxy Statement") will, at the date such Proxy Statement is mailed to such stockholders, and, as the same may be amended or supplemented, at the times of such meetings, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made by the Company with respect to statements made or incorporated by reference in the Proxy Statement based on information supplied by DGAC for inclusion or incorporation by reference therein. The Proxy Statement and any other documents (including, but not limited to, a Form 13e-3) to be filed by the Company with the SEC or any other Governmental Authority in connection with the Merger and other transactions contemplated hereby will comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder.

     Section 4.9 Tax Matters. "Taxes," as used in this Agreement, means any federal, state, county, local or foreign taxes, charges, fees, levies or other assessments, including, without limitation, all net income, gross income, sales and use, ad valorem, transfer, gains, profits, excise, franchise, real and personal property, gross receipts, capital stock, production, business and occupation, disability, employment, payroll, license, estimated, stamp, custom duties, severance or withholding taxes or charges imposed by any governmental entity, and includes any interest and penalties (civil or criminal) on or additions to any such taxes. "Tax Return," as used in this Agreement, means a report, return or other written information required to be supplied to a governmental entity with respect to Taxes.

     (a) Filing of Timely Tax Returns. The Company and each of its subsidiaries have duly filed (or there has been filed on its behalf) within the time prescribed by law (taking into account any extension of time within which to file) all material Tax Returns required to be filed by each of them under applicable law. All such Tax Returns were and are in all material respects complete and, to the knowledge of the Company, correct.

     (b) Payment of Taxes. The Company and each of its subsidiaries have, within the time and in the manner prescribed by law, paid all material Taxes shown due on any Tax Returns that are currently due and payable except for those contested in good faith and for which adequate reserves have been taken.

     (c) Tax Reserves. The Company and each of its subsidiaries have established on their books and records adequate reserves for all Taxes and for any liability for deferred income taxes in accordance with U.S. GAAP.

     (d) Extensions of Time for Filing Tax Returns. Neither the Company nor any of its subsidiaries have requested any extension of time within which to file any material Tax Return, which Tax Return has not since been filed.

     (e) Waivers of Statute of Limitations. Neither the Company nor any of its subsidiaries has in effect any extension, outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any material Taxes or material Tax Returns.

     (f) Expiration of Statute of Limitations. The Tax Returns of the Company and each of its subsidiaries either have been examined and settled with the appropriate Tax authority or closed by virtue of the expiration of the applicable statute of limitations for all years through and including 1995.

     (g) Audit, Administrative and Court Proceedings. No material audits or other administrative proceedings are presently pending or, to the knowledge of any officer or director of the Company, threatened with regard to any Taxes or Tax Returns of the Company or any of its subsidiaries (other than those being contested in good faith and for which adequate reserves have been established) and no issues have been raised in writing by any taxing authority in connection with any Tax or Tax Return.

     (h) Tax Liens. There are no material Tax liens upon any asset of the Company or any of its subsidiaries except liens for Taxes not yet due and payable and Tax liens for Taxes contested in good faith.

     (i) Tax Rulings. Neither the Company nor any of its subsidiaries has received a Tax Ruling (as defined below) or entered into a Closing Agreement (as defined below) with any taxing authority that would have a continuing Company Material Adverse Effect after the Closing Date. "Tax Ruling," as used in this Agreement, shall mean a written ruling of a taxing authority relating to Taxes. "Closing Agreement," as used in this Agreement, shall mean a written and legally binding agreement with a taxing authority relating to Taxes.

     (j) Availability of Tax Returns. The Company has provided or made available to DGAC complete copies of (i) all Tax Returns, and any amendments thereto, filed by the Company or any of its subsidiaries covering all years ending on or after December 31, 1995, (ii) all audit reports received from any taxing authority relating to any Tax Return filed by the Company or any of its subsidiaries covering all years ending on or after December 31, 1995 and (iii) all powers of attorney currently in force granted by the Company or any of its subsidiaries concerning any material Tax matter.

     (k) Tax Sharing Agreements. Neither the Company nor any of its subsidiaries is a party to any agreement relating to allocating or sharing of Taxes.

     (l) Liability for Others. Neither the Company nor any of its subsidiaries has any liability for any material Taxes of any person other than the Company and its subsidiaries (i) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), (ii) as a transferee or successor, (iii) by contract or (iv) otherwise.

     (m) Code Sections 368(a). The Company has no knowledge of any fact, nor has the Company taken any action that would, or would reasonably be likely to adversely affect the qualification of the Merger as a reorganization described in Section 368(a) of the Code.

     (n) Code Section 355(e). Neither the Company nor any of its subsidiaries has constituted a "distributing corporation" in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (i) in the past 24-month period or (ii) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with this transaction.

     (o) Code Section 897. Neither the Company nor any of its subsidiaries is or has been a United States real property holding company (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(ii) of the Code.

     (p) Intercompany Transactions. Neither the Company nor any of its subsidiaries has engaged in any intercompany transactions within the meaning of Treasury Regulations Section 1.1502-13 (or any predecessor provision) for which any income or gain will remain unrecognized as of the close of the last taxable year prior to the Closing.

     (q) Excess Loss Accounts. The Company has no excess loss account within the meaning of Treasury Regulation Section 1.1502-19 with respect to any of its subsidiaries.

     (r) Code Section 338 Elections. No election under Section 338 of the Code (or any predecessor provisions) has been made by or with respect to the Company or any of its subsidiaries or any of their respective assets or properties.

     (s) Code Section 481 Adjustments. To the knowledge of any director or officer of the Company, neither the Company nor any of its subsidiaries is required to include in income any adjustment pursuant to Section 481(a) of the Code by reason of a voluntary change in accounting method initiated by the Company or any of its subsidiaries and the Company has no knowledge that the Internal Revenue Service has proposed any such adjustment or change in accounting method.

     (t) Code Section 6662. To the knowledge of any director or officer of the Company, all transactions that could give rise to an understatement of federal income tax within the meaning of Section 6662 of the Code have been adequately disclosed (or, with respect to Tax Returns of the Company or any of its subsidiaries filed following the Closing will be adequately disclosed) on the Tax Returns of the Company or any of its subsidiaries in accordance with Section 6662(d)(2)(B) of the Code.

     (u) NOLs and Credits. The Company does not have any net operating loss carryovers available to offset future income or any unused credits with respect to Taxes.

     (v) Filing Jurisdictions. No jurisdiction in which the Company or any of its subsidiaries does not file a Tax Return has made a claim that the Company or any of its subsidiaries is responsible to file a Tax Return in such jurisdiction.

     (w) Section 341(f). Neither the Company nor any of its subsidiaries has filed a consent to the application of Section 341(f) of the Code.

     (x) Section 168(h). To the knowledge of any director or officer of the Company, no property of the Company or any of its subsidiaries is "tax-exempt use property" within the meaning of Section 168(h) of the Code or property that the Company or any of its subsidiaries will be required to treat as being owned by another person pursuant to Section 168(f)(8) of the Internal Revenue Code of 1954, as amended, in effect immediately prior to the enactment of the Tax Reform Act of 1986.

     Section 4.10 Employee Matters; ERISA.

     (a) Each "employee benefit plan" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), bonus, deferred compensation, severance, change of control, share option or other plan, policy, arrangement or agreement relating to employment, compensation or fringe benefits for employees, former employees, officers, trustees or directors of the Company or any of its subsidiaries effective as of the date hereof or providing benefits as of the date hereof to current employees, former employees, officers, trustees or directors of the Company or pursuant to which the Company or any of its subsidiaries has or could reasonably be expected to have any liability (collectively, the "Company Employee Benefit Plans") is listed in Section 4.10(a) of the Company Disclosure Schedule, is in material compliance with applicable law, including without limitation ERISA and the Code, and has been administered and operated in all material respects in accordance with its terms and all applicable statutes, orders or governmental rules or regulations currently in effect, including but not limited to, ERISA and the Code. Each Company Employee Benefit Plan which is intended to be qualified within the meaning of Sections 401(a) and 501(a) of the Code has received a favorable determination letter from the Internal Revenue Service (the "IRS") as to such qualification and, to the knowledge of the Company, no event has occurred and no condition exists which could reasonably be expected to result in the revocation of, or have any adverse effect on, any such determination.

     (b) Complete and correct copies of the following documents have been made available to DGAC as of the date of this Agreement: (i) all Company Employee Benefit Plans and any related trust agreements or insurance contracts, all plan amendments, service provider contracts, investment management and investment advisory agreements, (ii) the most current summary descriptions and summaries of material modifications and all other employee communications relating to each Company Employee Benefit Plan subject to ERISA, (iii) the three most recent Form 5500s and Schedules thereto for each Company Employee Benefit Plan subject to such reporting, (iv) the most recent determination of the IRS and the most recent application for determination filed with the IRS with respect to the qualified status of each Company Employee Benefit Plan that is intended to qualify under Sections 401(a) and 501(a) of the Code, (v) the most recent accountings with respect to each Company Employee Benefit Plan funded through a trust, (vi) the most recent actuarial report of the qualified actuary of each Company Employee Benefit Plan with respect to which actuarial valuations are conducted (vii) all closing agreements under the Employee Plans Closing Agreement Program issued by the IRS and compliance statements under the Voluntary Compliance Resolution program issued by the IRS, and (viii) in the case of stock options or stock appreciation rights issued under any Company Employee Benefit Plans, a list of holders, date of grant, number of shares, exercise price per share and dates exercisable.

     (c) Each Company Employee Benefit Plan subject to the requirements of
Section 601 of ERISA has been operated in material compliance with their respective terms. The

Company has not contributed to a nonconforming group health plan (as defined in Code Section 5000(c)) and no person under common control with the Company within the meaning of Section 414 of the Code ("ERISA Affiliate") has incurred a tax liability under Code Section 5000(a) that is or could reasonably be expected to be a material liability of the Company.

     (d) Each Company Employee Benefit Plan covers only employees who are employed by the Company or a subsidiary (or former employees or beneficiaries with respect to service with the Company or a subsidiary).

     (e) Neither the Company, any subsidiary, any ERISA Affiliate nor any other corporation or organization controlled by or under common control with any of the foregoing within the meaning of Section 4001 of ERISA has, within the five-year period preceding the date of this Agreement, at any time contributed to or had an obligation to contribute to any "multiemployer plan," as that term is defined in Section 4001 of ERISA. Neither the Company, any subsidiary , any ERISA Affiliate nor any other corporation or organization controlled by or under common control with any of the foregoing within the meaning of Section 4001 of ERISA has, at any time during the last five-year period preceding the date hereof, withdrawn from any multiemployer plan or multiple employer plan or incurred any withdrawal liability that has not been satisfied in full.

     (f) No event has occurred, and, to the knowledge of any director or officer of the Company, there exists no condition or set of circumstances in connection with any Company Employee Benefit Plan, under which the Company or any subsidiary, directly or indirectly (through any indemnification agreement or otherwise), could be subject to any liability under Section 409 of ERISA,
Section 502(i) of ERISA, Title IV of ERISA or Section 4975 of the Code except for instances of non-compliance which, individually or in the aggregate, could not reasonably be expected to have a Company Material Adverse Effect.

     (g) No proceeding by the Pension Benefit Guaranty Corporation (the "PBGC") to terminate any Company Employee Benefit Plans pursuant to Title IV of ERISA has been instituted or threatened, there is no pending or threatened legal action or investigation against or involving any Company Employee Benefit Plans and there is no reasonable basis for any such legal action, proceeding or investigation. No amendment has been adopted which would require the Company, any subsidiary or ERISA Affiliate to provide security pursuant to Section 307 of ERISA or Section 401(a)(29) of the Code.

     (h) Neither the Company nor any ERISA Affiliate has incurred any liability to the PBGC under Section 302(c)(ii), 4062, 4063, 4064 or 4069 of ERISA, or otherwise that has not been satisfied in full and, to the knowledge of any director or officer of the Company, no event or condition exists or has existed which could reasonably be expected to result in any such material liability. As of the date of this Agreement, no "reportable event" within the meaning of
Section 4043 of ERISA has occurred with respect to any Company Employee Benefit Plan that is a defined benefit plan under Section 3(35) of ERISA.

     (i) No employer securities, employer real property or other employer property is included in the assets of any Company Employee Benefit Plan.

     (j) All required contributions for all periods ending on or prior to the Effective Time (excluding any amounts not yet due) have been made in full. Subject only to normal retrospective adjustments in the ordinary course, all insurance premiums, including, but not limited to, premiums to the PBGC have been paid in full with respect to each applicable Company Employee Benefit Plan for all periods ending on or prior to the Effective Time. As of the Effective Time, none of the Company Employee Benefit Plans has underfunded benefit liabilities as defined in Section 4001 of ERISA. Neither the Company nor any ERISA Affiliate has an accumulated funding deficiency within the meaning of
Section 412 of the Code or Section 302 of ERISA, or any liability under Section 4971 of the Code. No waivers of the minimum funding requirements of Section 412 of the Code or Section 302 of ERISA have been requested or obtained by the Company or any ERISA Affiliate.

     (k) To the knowledge of any director or officer of the Company, no amounts payable under any Company Employee Benefit Plan or other agreement, contract, or arrangement will fail to be deductible for federal income tax purposes by virtue of Section 280G or Section 162(m) of the Code.

     (l) There are no actions, suits or claims pending or, to the knowledge of the Company, threatened with respect to any Company Employee Benefit Plan.

     (m) Participants' rights in all terminated Company Employee Benefit Plans qualified under the Code have been fully satisfied.

     (n) No action, suit, grievance, arbitration or other manner of litigation or claim with respect to the assets of any Company Employee Benefit Plan (other than routine claims for benefits made in the ordinary course of plan administration for which plan administrative review procedures have not been exhausted) is pending, to the knowledge of any director or officer of the Company, threatened or imminent against or with respect to any Company Employee Benefit Plan, the Company, any ERISA Affiliate or any fiduciary as such term is defined in Section 3(21) of ERISA, including but not limited to, any action, suit, grievance, arbitration or other manner of litigation or claim regarding conduct that allegedly interferes with the attainment of rights under the Company Employee Benefit Plans and none of the stockholders, owners, the Company or any fiduciary has knowledge of any facts which could reasonably be expected to give rise to any such actions, suits, grievances, arbitration or other manner of litigation or claims with respect to any Company Employee Benefit Plan. To the best of its knowledge, the Company, its directors, officers, employees, or any fiduciary do not have any liability for the failure to comply with ERISA or the Code for any action or failure to act in connection with the administration or investment of such plans.

     (o) The Company and its subsidiaries are parties to the collective bargaining agreements described in Section 4.10(o) of the Company Disclosure Schedule. No labor organization or group of employees of the Company or any of its subsidiaries has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or, to the knowledge of the Company, threatened to be brought or filed, with the National Labor Relations Board or any other labor relations tribunal or authority. There are no organizing activities, strikes, work stoppages, slowdowns, lockouts or other labor disputes pending or, to the knowledge of the Company, threatened against or involving the Company or any of its subsidiaries. There are no grievances pending or, to the knowledge of the Company, threatened, which could reasonably be expected to have a Company Material Adverse Effect. Each of the Company and its subsidiaries is in material compliance with all applicable laws and collective bargaining agreements respecting employment and employment practices, terms and conditions of employment, wages and hours and occupational safety and health. There are no arbitration proceedings arising out of or under any collective bargaining agreement pending or, to the knowledge of the Company, threatened, against the Company or any of its subsidiaries, and there are no administrative charges or court complaints against the Company or any of its subsidiaries concerning alleged employment discrimination or other employment related matters pending or, to the knowledge of the Company, threatened before the U.S. Equal Employment Opportunity Commission or any other Governmental Authority. Neither the Company nor any of its subsidiaries are in violation of the Federal Worker Adjustment and Retraining Notification Act of 1988.

     Section 4.11 Environmental Protection. Except as set forth in the Company SEC Reports filed prior to the date hereof:

     (a) Compliance. To the knowledge of any director or officer of the Company, the Company and each of its subsidiaries are in material compliance with all applicable Environmental Laws (as defined in Section 4.11(h)(ii)) except where the failure to be in such compliance would not, in the aggregate, reasonably be expected to have a Company Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any written communication from any Governmental Authority that alleges that the Company or any of its subsidiaries is not in compliance with applicable Environmental Laws.

     (b) Environmental Permits. To the knowledge of any director or officer of the Company, the Company and each of its subsidiaries have obtained or have applied for all environmental, health and safety permits, approvals, registrations and governmental authorizations (collectively, the "Environmental Permits") necessary for the construction of their respective facilities or the conduct of their respective operations, and all such Environmental Permits are in good standing or, where applicable, a renewal application has been timely filed and is pending agency approval, and the Company and its subsidiaries are in compliance with all terms and conditions of the Environmental Permits, except where the failure to obtain or to be in such compliance would not, in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

     (c) Environmental Claims; Judgments. There is no Environmental Claim (as defined in Section 4.11(h)(i)) pending (i) against the Company or any of its subsidiaries, or (ii) against any real or personal property or operations that the Company or any of its subsidiaries owns, leases or manages, in whole or in part that, if adversely determined, would reasonably be expected to have, in the aggregate, a Company Material Adverse Effect. Neither the Company nor any of its subsidiaries (i) has entered into or agreed to any consent decree or order, or
(ii) is subject to any judgment, decree or judicial order, in each case, relating to compliance with any Environmental Law or to investigation or cleanup of Hazardous Materials under any Environmental Law.

     (d) CERCLA. Neither the Company nor any of its subsidiaries has received any written request for information, or been notified (or otherwise has knowledge) that the Company or any of its subsidiaries is a potentially responsible party, under the Federal Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"), or any similar state law.

     (e) Releases. To the knowledge of any director or officer of the Company, except for Releases of Hazardous Materials the liability for which would not reasonably be expected to have, in the aggregate, a Company Material Adverse Effect, there have been no Releases (as defined in Section 4.11(h)(iv)) of any Hazardous Material (as defined in Section 4.11(h)(iii)) that would be reasonably likely to form the basis of any Environmental Claim against the Company or any of its subsidiaries.

     (f) Predecessors. The Company has no knowledge of any Environmental Claim pending or threatened, or of any Release of Hazardous Materials that would be reasonably likely to form the basis of any Environmental Claim, in each case against any person or entity (including, without limitation, any predecessor of the Company or any of its subsidiaries) whose liability the Company or any of its subsidiaries has or may have retained or assumed either contractually or by operation of law, except for Releases of Hazardous Materials the liability for which would not reasonably be expected to have, in the aggregate, a Company Material Adverse Effect.

     (g) Disclosure. The Company has disclosed in writing to DGAC all material facts, and has made available to DGAC all material documents, reports, studies, audits, assessments and communications which the Company reasonably believes after due inquiry could form the basis of a material Environmental Claim.

     (h) As used in this Agreement:

          (i) "Environmental Claim" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, investigations, proceedings or notices of noncompliance or violation by any person or entity (including any Governmental Authority) alleging potential liability (including, without limitation, potential responsibility for or liability for enforcement costs, investigatory costs, cleanup costs, governmental response costs, removal costs, remedial costs, natural-resources damages, property damages, personal injuries, fines or penalties) arising out of, based on or resulting from (A) the presence, or Release or threatened Release into the environment, of any Hazardous Materials at any location, whether or not owned, operated, leased or managed by the Company or any of its subsidiaries or, to the knowledge of the Company, any of its joint ventures; or (B) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law; or
     (C) any and all claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence or Release of any Hazardous Materials.

          (ii) "Environmental Laws" means all federal, state, local laws, rules, ordinances and regulations, relating to pollution, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or protection of natural resources or human health as it relates to the environment including, without limitation, laws and regulations relating to Releases or threatened Releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

          (iii) "Hazardous Materials" means (A) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, coal tar residue, and transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls ("PCBs") in regulated concentrations; and (B) any chemicals, materials or substances which are now defined as or included in the definition of "hazardous substances", "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "hazardous constituents" or words of similar import, under any Environmental Law; and (C) any other chemical, material, substance or waste, exposure to which is now prohibited, limited or regulated under any Environmental Law in a jurisdiction in which the Company or any of its subsidiaries or, to the knowledge of the Company, any of its joint ventures operates or has stored, treated or disposed of Hazardous Materials.

          (iv) "Release" means any release, spill, emission, leaking, injection, deposit, disposal, discharge, dispersal, leaching or migration into the atmosphere, soil, surface water, groundwater or property.

     Section 4.12 Board Approval. The Board of Directors of the Company, upon the recommendation of the Special Committee, by resolutions duly adopted by unanimous vote of those voting at a meeting duly called and held and not subsequently rescinded or modified in any way (the "Company Board Approval"), has duly (i) determined that this Agreement and the Merger are fair to and in the best interests of the Company and its stockholders and declared the Merger to be advisable, (ii) approved this Agreement and the Merger and (iii) resolved to recommend that the Company's stockholders adopt this Agreement (collectively, the "Recommendations") and direct that such matter be submitted for consideration by the Company's stockholders at the Company Stockholders' Meeting. The Company Board Approval constitutes approval of this Agreement and the Merger for purposes of Section 203 of the DGCL. To the knowledge of the Company, except for Section 203 of the DGCL (which has been rendered inapplicable), no state takeover statute is applicable to this Agreement or the Merger or the other transactions contemplated hereby or thereby.

     Section 4.13 Vote Required. A majority of the votes represented by the outstanding shares of Company Common Stock in favor of the Merger and the other transactions contemplated hereby (the "Company Stockholders' Approval") is the only vote of the holders of any class or series of the capital stock of the Company or any of its subsidiaries required to approve this Agreement, the Merger and the other transactions contemplated hereby.

     Section 4.14 Insurance. Section 4.14 of the Company Disclosure Schedule sets forth a description as of the date hereof, of all insurance policies currently maintained by the Company. The Company and each of its subsidiaries and, to the knowledge of the Company, each of its joint ventures is, and has been continuously since December 31, 2000, insured in such amounts and against such risks and losses as are customary for companies conducting the respective businesses conducted by the Company and its subsidiaries and joint ventures during such time period. Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any of the Company's joint ventures has received any written notice of cancellation or termination with respect to any material insurance policy. All material insurance policies of the Company and its subsidiaries and, to the knowledge of the Company, its joint ventures are valid and enforceable policies in all material respects.

     Section 4.15 Ownership of DGAC Common Stock. Neither the Company nor any of its subsidiaries "beneficially owns" (as such term is defined for purposes of Section 13(d) of the Exchange Act) any shares of the capital stock of DGAC.

     Section 4.16 Easements. To the knowledge of any director or officer of the Company, the businesses of the Company and each of its subsidiaries and each of its joint ventures are being operated in a manner which does not violate (in any manner which would, or which would be reasonably likely to, have a Company Material Adverse Effect) the terms of any easements, rights of way, permits, servitudes, licenses, leasehold estates and similar rights relating to real property (collectively, "Easements") used by the Company and each of its subsidiaries and, to the knowledge of the Company, each of its joint ventures in such businesses. To the knowledge of any director or officer of the Company, all Easements are valid and enforceable, except as the enforceability thereof may be affected by bankruptcy, insolvency, or other laws of general applicability affecting the rights of creditors generally or principles of equity, and grant the rights purported to be granted thereby and all rights necessary thereunder for the current operation of such business where the failure of any such Easement to be valid and enforceable or to grant the rights purported to be granted thereby or necessary thereunder would have a Company Material Adverse Effect. To the knowledge of any director or officer of the Company, there are no special gaps in the Easements which would impair the conduct of such business in a manner which would, or which would be reasonably likely to, have a Company Material Adverse Effect.

     Section 4.17 Takeover Provisions. The Company has taken all necessary actions that it has determined are necessary so that this Agreement and the transactions contemplated hereby are exempt from (i) the requirements of any "moratorium," "control share," "fair price" or other anti-takeover laws and regulations (collectively, "Takeover Laws") of the State of Delaware, and (ii) the anti-takeover provisions contained in the articles of incorporation of the Company.

     Section 4.18 Intellectual Property. Section 4.18 of the Company Disclosure Schedule sets forth all Intellectual Property which are individually or in the aggregate material to the conduct of the business of the Company and its subsidiaries, taken as a whole, as currently conducted. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect: (i) the Company and each of its subsidiaries owns, or is licensed to use (in each case, free and clear of any Liens), all Intellectual Property used in or necessary for the conduct of its business as currently conducted; (ii) to the knowledge of the Company, the use of any Intellectual Property by the Company and its subsidiaries does not infringe on or otherwise violate the rights of any person; (iii) the use of the Intellectual Property by the Company is in accordance with the applicable licenses pursuant to which the Company or any subsidiary acquired the right to use any Intellectual Property; and (iv) to the knowledge of the Company, no person is challenging, infringing on or otherwise violating any right of the Company or any of its subsidiaries with respect to any Intellectual Property owned by and/or licensed to the Company or its subsidiaries. As of the date of this Agreement, except as would not be reasonably expected, individually or in the aggregate, to have a Company Material Adverse Effect, neither the Company nor any of its subsidiaries has knowledge of any pending claim, order or proceeding with respect to any Intellectual Property used by the Company or its subsidiaries and to its knowledge no Intellectual Property owned and/or licensed by the Company or its subsidiaries is being used or enforced in a manner that would reasonably be expected to result in the abandonment, cancellation or unenforceability of such Intellectual Property. For purposes of this Agreement, "Intellectual Property" shall mean trademarks, service marks, brand names, certification marks, trade dress and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; inventions, discoveries and ideas, whether patentable or not, in any jurisdiction; patents, applications for patents (including, without limitation, division, continuations, continuations in part and renewal applications), and any renewals, extensions or reissues thereof, in any jurisdiction; nonpublic information, trade secrets and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any person; writings and other works, whether copyrightable or not, in any jurisdiction; and registrations or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; any similar intellectual property or proprietary rights.

     Section 4.19 Certain Contracts. As of the date hereof and except as disclosed in the Company SEC Reports filed prior to the date hereof, neither the Company nor any of its subsidiaries is a party to or bound by any "material contracts" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) with respect to the Company or any of its subsidiaries. All contracts described in Section 4.19 of the Company Disclosure Schedule are valid and in full force and effect except to the extent they have previously been terminated or otherwise expired in accordance with their terms or if the failure to be in full force and effect, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse. Neither the Company nor any of its subsidiaries has violated any provision of, or committed or failed to perform any act which with or without notice, lapse of time or both would constitute a default under the provisions of, any contract described in Section 4.19 of the Company Disclosure Schedule, except in each case for those violations and defaults which, individually or in the aggregate, would not reasonably be expected to result in a Company Material Adverse Effect.

     Section 4.20 Property and Assets. Except as disclosed in the Company SEC Reports, the Company and its subsidiaries have good and marketable title to, or have valid leasehold interests in or valid rights under contract to use, all property and assets used in the conduct of the Company and its subsidiaries, free and clear of all Liens other than (i) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent, (ii) Liens for Taxes not delinquent or being contested in good faith, (iii) deposits or pledges for goods or services made in the ordinary course of business, (iv) customary Liens in favor of mechanics, materialmen and landlords which arise by operation of law and which are incurred in the ordinary course of business and (v) any minor imperfection of title or similar Lien which individually or in the aggregate with other such Liens does not materially impair the value of the property or asset subject to such Lien or the use of such property or asset in the conduct of the business of the Company and its subsidiaries, as the case may be (collectively, "Permitted Liens"). To the best knowledge of the Company, the facilities, structures, and equipment of the Company and its subsidiaries are structurally sound with no known defects and are in good operating condition and repair and are adequate for the uses to which they are being put; and none of such facilities, structures, or equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs.

     Section 4.21 Fairness Opinion. The Special Committee of the Company's Board of Directors has received the opinion of Rodman & Renshaw, Inc. ("Rodman"), financial advisor to the Special Committee, as of the date of this Agreement, to the effect that the Merger Consideration to be received by the non-affiliate stockholders of the Company in the Merger is fair to such stockholders, from a financial point of view. The Company will furnish a complete copy of said opinion to DGAC.

     Section 4.22 Agreements Not to Compete.The Company has delivered to DGAC true, complete and accurate copies of all contracts in full force and effect as of the date hereof between the Company and its subsidiaries and its respective directors, officers, employees, agents (including sales agents), dealers or distributors which prevent or restrict any such person from competing with the Company and its subsidiaries in any manner.

     Section 4.23 Financial Advisor. Other than Rodman, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of its subsidiaries. The Company has furnished to DGAC accurate and complete copies of all agreements under which any such fees, commissions or other amounts have been paid or may become payable and all indemnification and other agreements related to any such engagement.

                                    ARTICLE V

                     REPRESENTATIONS AND WARRANTIES OF DGAC

     Except as set forth in the corresponding sections or subsections of DGAC Disclosure Schedule, dated as of the date hereof, delivered by DGAC to the Company (the "DGAC Disclosure Schedule"), DGAC represents and warrants to the Company as follows:

     Section 5.1 Organization and Qualification. DGAC is a corporation organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite corporate power and authority, and has been duly authorized by all necessary approvals and orders, to own, lease and operate its assets and properties to the extent owned, leased and operated and to carry on its business as it is now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its assets and properties makes such qualification necessary, other than in such jurisdictions where the failure to be so qualified and in good standing would not, when taken together with all other such failures, reasonably be expected to have a material adverse effect on the business, properties, condition (financial or otherwise), prospects (other than effects that are the result of general economic changes or industry-specific risks) or results of operations of DGAC and its subsidiaries taken as a whole or on the consummation of this Agreement (any such material adverse effect being hereafter referred to as a "DGAC Material Adverse Effect"). True, accurate and complete copies of the articles of incorporation, as amended, and by-laws of DGAC as in effect on the date hereof, have been made available to the Company.

     Section 5.2 Subsidiaries. As of the date hereof, DGAC does not have any subsidiaries or joint ventures.

     Section 5.3 Authority; Non-Contravention; Statutory Approvals; Compliance.

     (a) Authority. DGAC has all requisite corporate power and authority to enter into this Agreement and, as of the Effective Time, shall have obtained all DGAC Required Statutory Approvals (as defined in Section 5.3(c)), to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by DGAC and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of DGAC subject to obtaining DGAC Stockholders' Approval with respect to approval of the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by DGAC and, assuming the due authorization, execution and delivery by the other signatories hereto, constitutes a legal, valid and binding obligation of DGAC enforceable against DGAC in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether such enforceability is considered in a proceeding in equity or at law). Prior to the Effective Time, the Board of Directors of DGAC, or an appropriate committee of non-employee directors thereof, will have adopted a resolution consistent with the interpretive guidance of the SEC so that the acquisition by any officer or director of DGAC who may become a covered person of DGAC for purposes of Section 16 of shares of DGAC Common Stock or options to acquire DGAC Common Stock pursuant to this Agreement and the Merger shall be an exempt transaction for purposes of Section 16.

     (b) Non-Contravention. The execution and delivery of this Agreement by DGAC does not, and the consummation of the transactions contemplated hereby will not result in a Violation by DGAC pursuant to any provisions of (i) the articles of incorporation or by-laws of DGAC, (ii) subject to obtaining the DGAC Required Statutory Approvals (as defined below), any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any Governmental Authority) applicable to DGAC, or any of its properties or assets, or (iii) subject to obtaining the third-party consents or other approvals set forth in Section 5.3(b) of the DGAC Disclosure Schedule (the "DGAC Required Consents"), any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which DGAC is a party or by which DGAC or any of its properties or assets may be bound or affected, excluding from the foregoing clauses (ii) and (iii) such Violations as would not reasonably be expected to have, in the aggregate, a DGAC Material Adverse Effect.

     (c) Statutory Approvals. No declaration, filing or registration with, or notice to or authorization, consent or approval of, any Governmental Authority is necessary for the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except for those required under or in relation to (A) Blue Sky Laws, (B) the Securities Act, (C) the Exchange Act, (D) the DGCL with respect to the filing of the Certificate of Merger, and (E) such consents, approvals, order, authorizations, registrations, declarations and filings the failure to obtain, make or give which would reasonably be expected to have, in the aggregate, a DGAC Material Adverse Effect (the "DGAC Required Statutory Approvals"), it being understood that references in this Agreement to "obtaining" such DGAC Required Statutory Approvals shall mean making such declarations, filings or registrations; giving such notice; obtaining such consents or approvals; and having such waiting periods expire as are necessary to avoid a violation of law.

     (d) Compliance. DGAC is not in violation of, or under investigation with respect thereto, or has been given notice of any purported violation of, any law, statute, order, rule, regulation or judgment (including, without limitation, any applicable Environmental Law) of any Governmental Authority except for violations that, in the aggregate, are not reasonably expected to have a DGAC Material Adverse Effect. DGAC has all Permits necessary to conduct its business as currently conducted in all respects, except those which the failure to obtain would, in the aggregate, not reasonably be expected to have a DGAC Material Adverse Effect. DGAC is not in breach or violation of or in default in the performance or observance of any term or provision of, and no event has occurred which, with lapse of time or action by a third party, could result in a default under, (i) its articles of incorporation or by-laws or (ii) any material contract, commitment, agreement, indenture, mortgage, loan agreement, note, lease, bond, license, approval or other instrument to which it is a party or by which it is bound or to which any of its property is subject, except for breaches, violations or defaults that, in the aggregate, are not reasonably expected to have a DGAC Material Adverse Effect.

     (e) There is no "non-competition" or other similar consensual contract or agreement that restricts the ability of DGAC to conduct business in any geographic area or that would reasonably be likely to restrict DGAC or any of its affiliates to conduct business in any geographic area.

     Section 5.4 Capitalization.

     (a) The authorized capital stock of DGAC consists of 6,000,000 shares of DGAC Common Stock. As of the date hereof, there were issued and outstanding one share of DGAC Common Stock. All of the issued and outstanding shares of capital stock of DGAC are validly issued, fully paid, nonassessable and free of preemptive rights. There are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating DGAC to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of DGAC, or obligating DGAC to grant, extend or enter into any such agreement or commitment.

     (b) At the Effective Time, DGAC shall have issued shares of DGAC Common Stock to members of the Management Group in exchange for the Management Group's shares of Company Common Stock.

     Section 5.5 Adequate Cash Resources. DGAC has adequate resources to provide the aggregate Merger Consideration and the Option Consideration in cash in the amount and at the time required by Section 2.1 and Section 2.2 and DGAC has delivered to the Company a complete copy of a commitment letter pursuant to which DGAC will have sufficient funds in order to consummate the transactions contemplated hereby (the "Commitment"). DGAC has caused two (2) parties to severally guarantee the payment, up to an aggregate of Two Hundred Thousand Dollars ($200,000), of any amounts that may become payable pursuant to Section 9.3(b)(iii). As of the date hereof, the Commitment has not been withdrawn and is in full force and effect.

     Section 5.6 Ownership of Company Common Stock. Other than the shares of Company Common Stock owned by DGAC and/or the Management Group, neither the Management Group nor DGAC "beneficially owns" (as such term is defined for purposes of Section 13(d) of the Exchange Act) any shares of the capital stock of the Company.

     Section 5.7 Financial Advisor. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of DGAC. DGAC has furnished to the Company accurate and complete copies of all agreements under which any such fees, commissions or other amounts have been paid or may become payable and all indemnification and other agreements related to any such engagement.

     Section 5.8 Proxy Statement None of the information supplied or to be supplied by or on behalf of DGAC for inclusion or incorporation by reference in the Proxy Statement will, at the date such Proxy Statement is mailed to such stockholders, and, as the same may be amended or supplemented, at the times of such meetings, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made by DGAC with respect to statements made or incorporated by reference in the Proxy Statement based on information supplied by the Company for inclusion or incorporation by reference therein. The Proxy Statement and any other documents (including, but not limited to, a Form 13e-3) to be filed by DGAC with the SEC or any other Governmental Authority in connection with the Merger and other transactions contemplated hereby will comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder.

     Section. 5.9 DGAC Stockholders' Consent. DGAC has obtained the DGAC Stockholders' Consent.

                                   ARTICLE VI

                     CONDUCT OF BUSINESS PENDING THE MERGER

     Section 6.1 Covenants of the Company. At all times from and after the date hereof until the Effective Time, the Company covenants and agrees as to itself and its subsidiaries (except as expressly contemplated or permitted by this Agreement or as set forth in Section 6.1 of the Company Disclosure Schedule, or to the extent that DGAC shall otherwise previously consent in writing):

     (a) Ordinary Course of Business. The Company shall, and shall cause its subsidiaries to, carry on their respective businesses in the ordinary course and in substantially the same manner as heretofore conducted. Without limiting the generality of the foregoing, each party hereto shall, and shall cause its subsidiaries to, use all commercially reasonable efforts to (i) preserve intact their present business organizations and goodwill and preserve the goodwill and relationships with customers, suppliers and others having significant business dealings with them, (ii) subject to prudent management of workforce needs and ongoing programs currently in force, keep available the services of their present officers and employees as a group (provided that voluntary terminations of employment by officers or employees shall not be deemed a violation of this subsection), (iii) maintain and keep material properties and assets in as good repair and condition as at present, subject to ordinary wear and tear, and maintain supplies and inventories in quantities consistent with past practice, and (iv) comply in all material respects with all laws and orders of all Governmental Authorities applicable to them.

     (b) Dividends; Changes in Stock. The Company shall not, nor shall it permit any of its subsidiaries to: (i) declare or pay any dividends on, or make other distributions in respect of, any capital stock other than dividends by a direct or indirect subsidiary to the Company, (ii) split, combine or reclassify any capital stock or the capital stock of any subsidiary or issue or authorize or propose the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of capital stock or the capital stock of any subsidiary, or (iii) redeem, repurchase or otherwise acquire any shares of capital stock or the capital stock of any subsidiary other than redemptions, repurchases and other acquisitions of shares of capital stock in connection with the administration of employee benefit and dividend reinvestment plans as in effect on the date hereof in the ordinary course of the operation of such plans consistent with past practice.

     (c) Issuance of Securities. The Company shall not, nor shall it permit any of its subsidiaries to, issue, agree to issue, deliver, sell, pledge, dispose of or otherwise encumber any shares of their capital stock of any class or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares or convertible or exchangeable securities, other than (i) pursuant to outstanding stock options granted under any employee benefit plans, or (ii) in the case of subsidiaries, for issuances of capital stock to the Company or any of its subsidiaries.

     (d) Charter Documents; Other Actions. Except to the extent required to comply with its obligations hereunder or with applicable law, the Company shall, nor shall the Company permit any of its subsidiaries to, amend its articles of incorporation, by-laws, or similar organic documents or to take or fail to take any other action, which in any such case would reasonably be expected to prevent or materially impede or interfere with the Merger (except to the extent permitted by Article IX).

     (e) Acquisitions. The Company shall not, nor shall it permit any of its subsidiaries to, acquire or agree to acquire, by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or business organization or division thereof, or otherwise acquire or agree to acquire any material amount of assets other than in the ordinary course of business.

     (f) Capital Expenditures. Except as (i) required by law, (ii) reasonably deemed necessary by the Company following a catastrophic event, or (iii) incurred in the course of ordinary business, the Company shall not, nor shall it permit any of its subsidiaries to, make capital expenditures.

     (g) No Dispositions. The Company shall not, nor shall it permit any of its subsidiaries to, sell, lease, or otherwise dispose of, any of its respective assets, other than encumbrances or dispositions in the ordinary course of business consistent with past practice.

     (h) Compensation, Benefits. Except as may be required by applicable law or collective bargaining agreements, the Company shall not, nor shall it permit any of its subsidiaries to, (i) enter into, adopt or amend or increase the amount or accelerate the payment or vesting of any benefit or amount payable under any employee benefit plan, or otherwise increase the compensation or benefits of any director, officer or other employee of such party or any of its subsidiaries, except for normal increases in compensation and benefits in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to such party and its subsidiary taken as a whole, or (ii) enter into or amend any employment, severance or special pay arrangement with respect to the termination of employment or other similar contract, agreement or arrangement with any director or officer; provided that the foregoing shall not preclude the implementation of incentive pay arrangements in the ordinary course of business consistent with past practice. Prior to the Closing Date, the Company shall (a) take all necessary actions and make all necessary amendments to its stock-based employee benefit plans so that all such plans will be in a form that allows the plans to function after the Effective Time, and (b) take all necessary actions in a manner satisfactory to DGAC, so that after the Closing Date, none of the capital stock or securities of the Company, or its subsidiaries will be required to be held in, or distributed pursuant to, any of the Company's employee benefit plans.

     (i) Labor Matters. Notwithstanding any other provision in this Agreement to the contrary, the Company and its subsidiaries may negotiate successor collective bargaining agreements to those referred to in Section 4.10(o), and may negotiate other collective bargaining agreements or arrangements as required by law or for the purpose of implementing the agreements referred to in Section 4.10(o). The Company will keep DGAC informed as to the status of, and will consult with the other party as to the strategy for, all negotiations with collective bargaining representatives. The Company and its subsidiaries shall act prudently and reasonably and consistent with their obligation under applicable law in such negotiations.

     (j) Tax-Free Qualification. The Company shall use its reasonable best efforts not to, and shall use its reasonable best efforts not to permit any of its respective subsidiaries to, take any action (including any action otherwise permitted by this Article VI) that would prevent or impede the Merger from qualifying as a reorganization under Section 368 of the Code.

     (k) Accounting. The Company shall not, nor shall it permit any of its subsidiaries to, make any changes in their accounting methods, except as required by law, rule, regulation or U.S. GAAP.

     (l) Cooperation; Notification. The Company shall, and shall cause its subsidiaries to, (i) confer on a regular and frequent basis with one or more representatives of DGAC to discuss, subject to applicable law, material operational and business matters, (ii) promptly notify DGAC of any significant changes in its business, properties, assets, condition (financial or other), results of operations or prospects, (iii) advise DGAC of any change or event which has had or could reasonably be expected to result in a Company Material Adverse Effect or, and (iv) promptly provide DGAC with copies of all filings made by it or any of its subsidiaries with any state or federal court, administrative agency, commission or other Governmental Authority in connection with this Agreement and the transactions contemplated hereby; provided that the Company shall not be required to make any disclosure to the extent such disclosure would constitute a violation of any applicable law or regulation.

     (m) Third Party Consents. The Company shall, and shall cause its subsidiaries to, use its reasonable best efforts to obtain all the Company Required Consents. The Company shall promptly notify DGAC of any failure or prospective failure to obtain any such consents and, if requested by DGAC shall provide copies of all the Company Required Consents obtained by the Company to DGAC.

     (n) No Breach, Etc. The Company shall not, nor shall it permit any of its subsidiaries to, willfully take any action that would or is reasonably likely to result in a material breach of any provision of this Agreement or in any of its representations and warranties set forth in this Agreement being untrue on and as of the Closing Date.

     (o) Discharge of Liabilities. The Company shall not pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice (which includes the payment of final and unappealable judgments) or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of the Company included in the Company SEC Reports or incurred in the ordinary course of business consistent with past practice or as disclosed in Section 6.1(p) of the Company Disclosure Schedule.

     (p) Contracts. The Company shall not, except in the ordinary course of business consistent with past practice, enter into, modify, amend, terminate, renew or fail to use reasonable business efforts to renew any material contract or agreement to which the Company or any of its subsidiaries is a party or waive, release or assign any material rights or claims.

     (q) Insurance. The Company shall, and shall cause its subsidiaries to, maintain with financially responsible insurance companies, insurance in such amounts and against such risks and losses as are at least equal to what is currently maintained by the Company.

     (r) Permits. The Company shall, and shall cause its subsidiaries to, use reasonable efforts to maintain in effect all existing governmental permits (including Environmental Permits) pursuant to which the Company or any of its subsidiaries operate except for those permits the expiration or termination of which would not reasonably be expected to have a Company Material Adverse Effect.

     (s) Takeover Laws. The Company shall not take any action that would cause the transactions contemplated by this Agreement to be subject to requirements imposed by any Takeover Law, and the Company shall take all necessary steps within its control to exempt (or ensure the continued exemption of) the transactions contemplated by this Agreement from any applicable Takeover Law.

     (t) No Rights Triggered. The Company shall use its reasonable best efforts to ensure that the entering into of this Agreement and the consummation of the transactions contemplated hereby do not and will not result, directly or indirectly, in the grant of any rights to any person under any material agreement to which it or any of its subsidiaries is a party. (u) Taxes. The Company shall not, and shall cause its subsidiaries not to, (i) make or rescind any express or deemed material election relating to Taxes, (ii) settle or compromise any material claim, audit, dispute, controversy, examination, investigation or other proceeding relating to Taxes, (iii) materially change any of its methods of reporting income or deductions for Federal income Tax purposes, except as may be required by applicable law; or (iv) file any material Tax Return other than in a manner consistent with past custom and practice.

     (u) Taxes. The Company shall not, and shall cause its subsidiaries not to,
(i) make or rescind any express or deemed material election relating to Taxes,
(ii) settle or compromise any material claim, audit, dispute, controversy, examination, investigation or other proceeding relating to Taxes, (iii) materially change any of its methods of reporting income or deductions for Federal income Tax puropses, except as may be required by applicable law; or
(iv) file any material Tax Return other than in a manner consistent with past custom and practice.

     (v) Satisfaction of Closing Conditions. Except as required by applicable law, the Company shall not, and shall not permit any of its subsidiaries to, take any action that would, or would reasonably be expected to, result in (i) any of the conditions to the Merger set forth in Article VIII not being satisfied or (ii) a material delay in the satisfaction of such conditions.

     Section 6.2 Covenants of DGAC. At all times from and after the date hereof until the Effective Time, DGAC covenants and agrees that (except as expressly contemplated or permitted by this Agreement or to the extent that the Company shall otherwise previously consent in writing):

     (a) Certain Mergers. DGAC shall not, and shall not permit any of its subsidiaries to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets if the entering into of a definitive agreement relating to or the consummation of such acquisition, merger or consolidation could reasonably be expected to (i) impose any material delay in the obtaining of, or significantly increase the risk of not obtaining, any authorizations, consents, orders, declarations or approvals of any

Governmental Authority necessary to consummate the Merger of the expiration or termination of any applicable waiting period, (ii) significantly increase the risk of any Governmental Authority entering an order prohibiting the consummation of the Merger, (iii) significantly increase the risk of not being able to remove any such order on appeal or otherwise or (iv) materially delay the consummation of the Merger.

     (b) No Breach. DGAC shall not, nor shall it permit its subsidiaries to, except as otherwise expressly provided for in this Agreement, willfully take or fail to take any action that would or is reasonably likely to result in (i) a material breach of any of its covenants or agreements contained in this Agreement or (ii) any of its representations and warranties set forth in Article V of this Agreement being untrue in any material respect on and as of the Closing Date.

     (c) Advice of Changes. DGAC shall confer with the Company on a regular basis with respect to any matter having, or which, insofar as can be reasonably foreseen, could reasonably be expected to have, a DGAC Material Adverse Effect or materially impair the ability of DGAC to consummate the Merger and other transactions contemplated hereby; provided, that DGAC shall not be required to make any disclosure to the extent such disclosure would constitute a violation of any applicable law or regulation.

     (d) Fulfillment of Conditions. Subject to the terms and conditions of this Agreement, DGAC will take or cause to be taken all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each condition to its obligations contained in this Agreement and to consummate and make effective the Merger and other transactions contemplated by this Agreement, and DGAC will not, nor will it permit its subsidiaries to , take or fail to take any action that could be reasonably expected to result in the nonfulfillment of any such condition.

     (e) Conduct of Business of DGAC. Prior to the Effective Time, except as may be required by applicable law and subject to the other provisions of this Agreement, DGAC shall cause DGAC to (i) perform its obligations under this Agreement in accordance with its terms, and (ii) not engage directly or indirectly in any business or activities of any type or kind and not enter into any agreements or arrangements with any person, or be subject to or bound by any obligation or undertaking, which is inconsistent with this Agreement.

     Section 6.3 Control of Other Party's Business. Nothing contained in this Agreement shall give the Company, directly or indirectly, the right to control or direct DGAC's operations prior to the Effective Time. Nothing contained in this Agreement shall give DGAC, directly of indirectly, the right to control or direct the Company's operations prior to the Effective Time. Prior to the Effective Time, each of the Company and DGAC shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over their respective operations.

                                   ARTICLE VII

                              ADDITIONAL AGREEMENTS

     Section 7.1 Access to Information. Upon reasonable notice, each party shall, and shall cause its subsidiaries to, afford to the officers, directors, employees, accountants, counsel, investment banker, financial advisor and other representatives of the other (collectively, "Representatives") reasonable access, during normal business hours throughout the period prior to the Effective Time, to all of its properties, operating facilities, books, contracts, commitments and records (including, but not limited to, Tax Returns) to the extent that such party or any of its subsidiaries is not under a legal obligation not to provide access or to the extent that such access would not constitute a waiver of the attorney-client privilege and does not unreasonably interfere with the business and operations of such party; provided that such right of access shall include reasonable environmental assessment with respect to any properties of the Parties or their respective subsidiaries. During such period, each party shall, and shall cause its subsidiaries to, furnish promptly to the other (a) access to each reasonably available report, schedule and other document filed or received by it or any of its subsidiaries pursuant to the requirements of federal or state securities laws or filed with the SEC, the Department of Justice, the Federal Trade Commission, any state authority with jurisdiction over public utilities or any other federal or any state regulatory agency or commission, and (b) all information concerning themselves, their subsidiaries, directors, officers and stockholders and such matters as may be reasonably requested by the other party in connection with any filings, applications or approvals required or contemplated by this Agreement. The party requesting copies of any documents from any other party hereto shall be responsible for all out-of-pocket expenses incurred by the party to whom such request is made in complying with such request, including any cost of reproducing and delivering any required information.

     Section 7.2 Proxy Statement. As promptly as reasonably practicable after the date hereof, the Company shall prepare and file with the SEC the Proxy Statement including the fairness opinion of Rodman referred to in Section 4.21 above. Each of the parties shall furnish all information concerning itself that is required or customary for inclusion in the Proxy Statement. Each of the Company and DGAC shall use its reasonable best efforts to take, or cause to be taken, such actions as may be required to have the Proxy Statement declared effective under the Securities Act as promptly as practicable after the date hereof and shall take, or cause to be taken, such action as may be required to be taken under applicable Blue Sky Laws in connection with the issuance of securities contemplated hereby. No representation, covenant or agreement contained in this Agreement is made by any party hereto with respect to information supplied by any other party hereto for inclusion in the Proxy Statement. The Proxy Statement shall comply as to form in all material respects with the Securities Act and the rules and regulations thereunder. No filing of, or amendment or supplement to, the Proxy Statement will be made without the approval of all parties hereto. Each party will advise the other parties, promptly after it receives notice thereof, of any request by the SEC for amendment of the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information. If at any time prior to the Effective Time any information relating to DGAC or the Company, or any of their respective affiliates, trustees, directors or officers, is discovered that should be set forth in an amendment or supplement to any of the Proxy Statement, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by applicable law, disseminated to the holders of capital stock of the Company.

     Section 7.3 Regulatory Matters. Each party hereto shall cooperate and use its reasonable best efforts to promptly prepare and file all necessary documentation (including, but not limited to, a Form 13e-3), to effect all necessary applications, notices, petitions, filings and other documents, and to use all commercially reasonable efforts to obtain all necessary permits, consents, approvals and authorizations of all Governmental Authorities and all other persons necessary or advisable to consummate the transactions contemplated by this Agreement, including, without limitation, the DGAC Required Statutory Approvals and the Company Required Statutory Approvals. The Company shall have the right to review and approve in advance all characterizations of the information relating to the Company, on the one hand, and DGAC shall have the right to review and approve in advance all characterizations of the information relating to DGAC, on the other hand, in either case, which appear in any filing made in connection with the transactions contemplated by this Agreement, or the Merger, such approvals not to be unreasonably withheld. DGAC and the Company shall each consult with the other with respect to the obtaining of all such necessary or advisable permits, consents, approvals and authorizations of Governmental Authorities and shall keep each other informed of the status thereof.

     Section 7.4 Stockholder Approval. The Company shall, as promptly as reasonably practicable after the date hereof (i) take all steps reasonably necessary to call, give notice of, convene and hold a meeting of its stockholders (the "Company Meeting") for the purpose of securing the Company Stockholders' Approval, (ii) distribute to its stockholders the Proxy Statement in accordance with applicable federal and state law and with its certificate of incorporation and bylaws, (iii) through its Board of Directors recommend to its stockholders that they give the Company Stockholders' Approval (provided that nothing contained in this Section 7.4 shall require the Special Committee or the Board of Directors of the Company to take any action or refrain from taking any action that such Special Committee or Board of Directors determines in good faith, based upon the advice of counsel and such other matters as such Board of Directors deems to be relevant, would result in either a violation of any requirement imposed by law or a breach of its fiduciary duties), and (iv) cooperate and consult with DGAC with respect to each of the foregoing matters.

     Section 7.5 Directors' and Officers' Indemnification.

     (a) Indemnification. To the extent, if any, not provided by an existing right of indemnification or other agreement or policy including, but not limited to, the existing officers' and directors' indemnity agreements, from and after the Effective Time, DGAC and the Surviving Corporation shall, to the fullest extent not prohibited by applicable law, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, an officer, director or management employee of the Company and DGAC and their respective subsidiaries (each an "Indemnified Party" and, collectively, the "Indemnified Parties") against (i) all losses, expenses (including reasonable attorneys' fees and expenses), claims, damages, costs, liabilities, judgments or (subject to the proviso of the next succeeding sentence) amounts that are paid in settlement of or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer or management employee of such party or any subsidiary thereof, whether pertaining to any matter existing or occurring at or prior to or after the Effective Time and whether asserted or claimed prior to, at or after the Effective Time and (ii) all liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement, or the transactions contemplated hereby. In the event of any such loss, expense, claim, damage, cost, liability, judgment or settlement (whether or not arising before the Effective Time), (A) the Surviving Corporation shall pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to the Surviving Corporation, promptly after statements therefor are received, and otherwise advance to the Indemnified Parties upon request reimbursement of documented expenses reasonably incurred,
(B) the Surviving Corporation shall cooperate in the defense of any such matter and (C) any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards under applicable law or as set forth in the Surviving Corporation's certificate of incorporation or bylaws shall be made by independent counsel mutually acceptable to the Surviving Corporation and the Indemnified Party; provided, however, that the Surviving Corporation shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld or delayed). The Indemnified Parties as a group may retain only one law firm (other than local counsel) with respect to each related matter except to the extent there is, in the sole opinion of counsel to an Indemnified Party, under applicable standards of professional conduct, a conflict on any significant issue between positions of any two or more Indemnified Parties, in which case each Indemnified Party with a conflicting position on a significant issue shall be entitled to separate counsel.

     (b) Insurance. The Surviving Corporation shall (i), for a period of six (6) years after the Effective Time, cause to be maintained in effect policies of directors' and officers' liability insurance for the benefit of those persons who are currently covered by such policies of the Company, or any of its subsidiaries, and DGAC in amounts and on terms no less favorable than the amounts and terms of such current insurance coverage, or (ii) provide tail coverage for such persons which provides coverage for a period of six (6) years for acts prior to the Effective Time in amounts and on terms no less favorable than the amounts and terms of such current insurance coverage.

     (c) Successors. In the event DGAC or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or
(ii) transfers all or substantially all of its properties and assets to any person, then and in either such case, proper provision shall be made so that the successors and assigns of DGAC shall assume the obligations set forth in this
Section 7.5.

     (d) Survival of Indemnification. To the fullest extent not prohibited by law, from and after the Effective Time, all rights to indemnification now existing in favor of the employees, agents, directors or officers of DGAC and the Company and their respective subsidiaries with respect to their activities as such prior to or at the Effective Time, as provided in their respective articles of incorporation or bylaws or indemnification agreements in effect on the date of such activities or otherwise in effect on the date hereof, shall survive the Merger and shall continue in full force and effect for a period of not less than six years from the Effective Time.

     (e) Benefit. The provisions of this Section 7.5 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and his or her representatives.

     Section 7.6 Disclosure Schedules. On or before the date of this Agreement,
(a) Company has delivered to DGAC the Company Disclosure Schedule accompanied by a certificate signed by the chief financial officer of Company stating that the Company Disclosure Schedule is being delivered pursuant to this Section 7.6(a) and (b) DGAC has delivered to the Company the DGAC Disclosure Schedule accompanied by a certificate signed by the chief financial officer of DGAC stating that the DGAC Disclosure Schedule is being delivered pursuant to this
Section 7.6(b). The Company Disclosure Schedule and the DGAC Disclosure Schedule are collectively referred to herein as the "Disclosure Schedules." The Disclosure Schedules constitute an integral part of this Agreement and modify the respective representations, warranties, covenants or agreements of the parties hereto contained herein to the extent that such representations, warranties, covenants or agreements expressly refer to the Disclosure Schedules. Any and all statements, representations, warranties or disclosures set forth in the Disclosure Schedules shall be deemed to have been made on and as of the date of this Agreement.

     Section 7.7 Public Announcements. DGAC and the Company shall cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement, or any of the transactions contemplated hereby and, subject to each party's disclosure obligations imposed by law or any applicable national securities exchange, shall not issue any public announcement or statement relating thereto prior to consultation with the other party.

     Section 7.8 Certain Employee Agreements.

     (a) Subject to Section 7.8(d), the Surviving Corporation shall honor, without modification, all contracts, agreements, collective bargaining agreements and commitments of the parties that apply to any current or former employees or current or former directors of the parties; provided, however, that this undertaking is not intended to prevent the Surviving Corporation from enforcing such contracts, agreements, collective bargaining agreements and commitments in accordance with their terms, or from enforcing any right to amend, modify, suspend, revoke or terminate any such contract, agreement, collective bargaining agreement or commitment.

     (b) For all purposes under the employee benefit plans providing benefits after the Effective Time to any individuals who are employed by DGAC or the Company or any of their respective subsidiaries, as the case may be, immediately prior to the Effective Time and who continue in the employment of DGAC or any of its subsidiaries after the Effective Time (a Continuing Employee"), such employee shall be credited in accordance with the terms of the applicable plan with his or her years of service before the Effective Time, to the same extent as such employee was entitled, before the Effective Time, to credit for such service under any similar DGAC Employee Benefit Plan or Company Employee Benefit Plan, as applicable, except to the extent such credit would result in a duplication of benefits. In addition, and without limiting the generality of the foregoing: (i) each Continuing Employee shall be immediately eligible to participate, without any waiting time, in any and all Company Employee Benefit Plans or DGAC Employee Benefit Plans, respectively, or any other employee benefit plans sponsored by the Surviving Corporation after the Effective Time (such plans, collectively the "New Plans") to the extent coverage under such plan replaces coverage under a comparable DGAC Employee Benefit Plan or Company Employee Benefit Plan, respectively, in which such employee participates immediately before or at any time following the Effective Time (such plans, collectively, the "Old Plans"); and (ii) for purposes of each New Plan providing medical, dental, pharmaceutical and/or vision benefits to any Continuing Employee, the Surviving Corporation shall cause all pre-existing condition exclusions and actively-at-work requirements of such New Plan to be waived for such employee and his or her covered dependents, except to the extent such exclusions and/or requirements were applicable to such employee and/or his or her dependents under the applicable Old Plan and DGAC shall cause any eligible expenses incurred by such employee and his or her covered dependents during the portion of the plan year of the Old Plan ending on the date such employee's participation in the corresponding New Plan begins to be taken into account under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan.

     (c) Subject to applicable collective bargaining agreements, for a period of two (2) years following the Effective Time, any reductions in workforce in respect of employees of the Surviving Corporation shall be made on a fair and equitable basis, in light of the circumstances and the objectives to be achieved, and without regard to whether such employees were employed before the Effective Time by DGAC or the Company or its subsidiaries, and any employees whose employment is terminated or jobs are eliminated by the Surviving Corporation during such period shall be entitled to participate on a fair and equitable basis in the job opportunity and employment placement programs offered by the Surviving Corporation. Any workforce reductions carried out following the Effective Time by the Surviving Corporation shall comply with all applicable collective bargaining agreements, laws and regulations, including, without limitation, the Worker Adjustment and Retraining Notification Act and regulations promulgated thereunder and any comparable state or local law. However, no provision contained in this Section 7.8 shall be deemed to constitute an employment contract between the Surviving Corporation and any individual, or a waiver of the Surviving Corporation's right to discharge any employee at any time, with or without cause.

     (d) For a period of not less than one (1) year following the Effective Time, the compensation and employee benefits provided to the individuals who are employed by DGAC immediately before the Effective Time who continue in employment with the Surviving Corporation after the Effective Time (the "DGAC Continuing Employees") and the individuals who are employed by Company and its subsidiaries immediately before the Effective Time who continue in employment with the Surviving Corporation after the Effective Time (the "Company

Continuing Employees") shall be no less favorable, in the aggregate, than the compensation and employee benefits provided to such individuals immediately before the Effective Time.

     Section 7.9 No Solicitations.

     (a) Subject to the terms of Section 7.9(b) below, during the period (x) beginning on the date of this Agreement and (y) continuing until the thirty (30) day anniversary of the date of this Agreement, the Company, its subsidiaries, the Special Committee and their respective Representatives shall have the right to (i) initiate, solicit and encourage (including by way of providing non-public information or assistance, but only pursuant to appropriate confidentiality and standstill agreements prohibiting the purchase of Company Common Stock for a period of six (6) months) inquiries or the making or submission of a Takeover Proposal (as defined below); and (ii) enter into and maintain or continue discussions or negotiations with any person or group in furtherance of such inquiries and to obtain or induce any person or group to make or submit a Takeover Proposal. Without limiting the generality of any of the foregoing, the Company acknowledges and agrees that any violation of any of the restrictions set forth in the preceding sentence by any Representative of the Company or any of its subsidiaries, whether or not such Representative is purporting to act on behalf of the Company or any of its subsidiaries, shall be deemed to constitute a breach of this Section 7.9(a) by the Company.

     (b) Subject to the limitations set forth herein, during the period (x) beginning on the thirty (30) day anniversary of the date of this Agreement and
(y) continuing until the Effective Time, the Company shall not directly or indirectly, and shall not authorize or permit any of its subsidiaries or any of its Representatives directly or indirectly to, (i) solicit, initiate, encourage, induce or facilitate the making, submission or announcement of any Takeover Proposal (as defined below) or take any action that could reasonably be expected to lead to a Takeover Proposal, (ii) furnish any information regarding the Company or any of its subsidiaries to any person in connection with or in response to a Takeover Proposal, (iii) engage in discussions or negotiations with any person with respect to any Takeover Proposal, (iv) approve, endorse or recommend any Takeover Proposal or (v) enter into any letter of intent or similar document or any contract contemplating or otherwise relating to any Company Acquisition Transaction (as defined below); provided, however, that nothing in this Section 7.9(b) shall prohibit (A) the Company, or the Board of Directors of the Company or the Special Committee, from furnishing information regarding the Company or any of its subsidiaries to, or entering into discussions with, any person in response to a Takeover Proposal that is submitted to the Company by such person (and not withdrawn) if (1) neither the Company nor any Representative of the Company or any of its subsidiaries shall have violated any of the restrictions set forth in this Section 7.9, (2) a majority of the Board of Directors of the Company or the Special Committee concludes in good faith, after consultation with its outside legal counsel, that the failure to take such action, furnish such information or enter into such discussions would be inconsistent with its fiduciary obligations under applicable Company Required Statutory Approvals, (3) a majority of the Board of Directors of the Company or the Special Committee determines in good faith, after consultation with its outside legal counsel, that taking such action would be reasonably likely to lead to the delivery of a Company Superior Offer (as defined below), (4) at least three (3) business days prior to furnishing any such information to, or entering into discussions with, such person, the Company gives DGAC written notice of the identity of such person (to the extent it may do so without breaching its fiduciary duties as determined in good faith after consultation with its outside counsel, and without violating any of the conditions of such Takeover Proposal) and of the Company's intention to furnish information to, or enter into discussions with, such person, and the Company receives from such person an executed confidentiality agreement containing customary limitations on the use and disclosure of all written and oral nonpublic information furnished to such person or any of such person's Representatives by or on behalf of the Company, and (5) not later than the time such information is furnished to such person, the Company furnishes such nonpublic information to DGAC (to the extent such information has not been previously furnished by the Company to DGAC); (B) the Company from complying with Rule 14d-9 and Rule 14e-2 promulgated under the Exchange Act or making any public announcement, disclosure or filing which, after consultation with outside legal counsel, the Company's Board of Directors or the Special Committee concludes in good faith is required pursuant to applicable Company Required Statutory Approvals (including the rules of any national securities exchange or U.S. inter-dealer quotation system of a registered national securities association) with regard to a Takeover Proposal; or (C) solely with respect to Takeover Proposals made or submitted pursuant to
Section 7.9(a) above, the Company, or the Board of Directors of the Company or the Special Committee maintaining or continuing discussions or negotiations with any person or group that has expressed an interest in making or submitting a Takeover Proposal. Without limiting the generality of any of the foregoing, the Company acknowledges and agrees that any violation of any of the restrictions set forth in the preceding sentence by any Representative of the Company or any of its subsidiaries, whether or not such Representative is purporting to act on behalf of the Company or any of its subsidiaries, shall be deemed to constitute a breach of this Section 7.9(b) by the Company. As used in this Section 7.9, "Takeover Proposal" shall mean any offer, proposal, letter of intent, inquiry or expression or indication of interest (other than an offer, proposal, letter of intent, inquiry or expression or indication of interest by DGAC) contemplating or otherwise relating to any Company Acquisition Transaction. As used in this
Section 7.9, "Company Acquisition Transaction" shall mean any transaction or series of related transactions involving: (a) any merger, consolidation, share exchange, business combination, issuance of securities, direct or indirect acquisition of securities, tender offer, exchange offer or other similar transaction in which (i) the Company or any of its subsidiaries is a constituent corporation, (ii) a person or "Group" (as defined in the Exchange Act and the rules promulgated thereunder) of persons directly or indirectly acquires beneficial or record ownership of securities representing more than 10% of the outstanding securities of any class of voting securities of the Company or any of its subsidiaries, or (iii) the Company or any of its subsidiaries issues securities representing more than 10% of the outstanding securities of any class of voting securities of the Company or any of its subsidiaries; (b) any direct or indirect sale, lease, exchange, transfer, license, acquisition or disposition of any business or businesses or of assets or rights that constitute or account for 10% or more of the consolidated net revenues, net income or assets of the Company or any of its subsidiaries; or (c) any liquidation or dissolution of the Company or any of its subsidiaries. As used in this Section 7.9, "Company Superior Offer" shall mean a bona fide written offer made by a third party for a merger, consolidation, business combination, sale of substantial assets, sale of shares of capital stock (including without limitation by way of a tender offer) or similar transaction with respect to the Company or any of its subsidiaries on terms that the Board of Directors of the Company or the Special Committee determines, in good faith, after consultation with outside legal counsel and Rodman or another nationally recognized independent financial advisor, if accepted, is reasonably likely to be consummated, taking into account all legal, financial and regulatory aspects of the offer and the person making the offer, and would, if consummated, be more favorable to the Company's stockholders, from a financial point of view, than the Merger; provided, however, that any such offer shall not be deemed to be a "Company Superior Offer" if (x) any financing required to consummate the transaction contemplated by such offer is not committed or is not, in the good faith judgment of the Company, reasonably capable of being obtained by such third party on a timely basis or (y) DGAC has, within two (2) business days after receipt of written notice from the Company of such bona fide Company Superior Offer, submitted an alternative Takeover Proposal which the Board of Directors of the Company or the Special Committee determines, in good faith, after consultation with outside legal counsel and Rodman or another nationally recognized independent financial advisor, if accepted, is more favorable to the Company's stockholders, from a financial point of view, than such proposed Company Superior Offer.

     (c) The Company shall promptly (and in no event later than 24 hours) after receipt of any Takeover Proposal or any request for nonpublic information related to the Company or any of its subsidiaries, advise DGAC orally (and subsequently confirm the same by delivery to DGAC in writing) of any Takeover Proposal or any request for nonpublic information related to the Company or any of its subsidiaries (including, to the extent it may do so without breaching its fiduciary duties as determined in good faith after consultation with its outside counsel, and without violating any of the conditions of such Takeover Proposal, the identity of the person making or submitting such Takeover Proposal, and the terms thereof to the extent then known) that is made or submitted by any person prior to Closing. The Company shall keep DGAC fully informed on a prompt basis with respect to the status of any such Takeover Proposal, and any modification or proposed modification thereto. The Company agrees that the Company shall simultaneously provide to DGAC any nonpublic information concerning the Company provided to any person in connection with any Takeover Proposal which was not previously provided to DGAC.

     (d) The Company shall immediately cease and cause to be terminated any existing discussions with any person (other than DGAC) that relate to any Takeover Proposal, except as may be provided for in Section 7.9(a) or Section 7.9(b).

     (e) The Company agrees not to release any person (other than DGAC) from or waive any provision of any confidentiality, "standstill" or similar agreement to which the Company is a party (including the provisions thereof relating to the return or physical delivery of information furnished by the Company to any person) and will use its best efforts to enforce each such agreement at the request of DGAC.

     (f) Notwithstanding anything contained in this Agreement to the contrary (including Section 7.4), the Recommendations of the Board of Directors of the Company or the Special Committee may be withheld, withdrawn or modified in a manner adverse to DGAC if: (i) the Board of Directors of the Company or the Special Committee determines in good faith, after consultation with the Company's outside legal counsel, that the failure to withdraw or modify such Recommendations would be inconsistent with its fiduciary obligations under applicable Company Required Statutory Approvals; (ii) the Company shall have released DGAC from the provisions of any standstill or similar agreement restricting DGAC from acquiring securities of the Company; and (iii) neither the Company nor any of its Representatives shall have violated any of the restrictions set forth in Section 7.9(a) or Section 7.9(b).

     Section 7.10 Tax Reorganization. Each party hereto shall use all commercially reasonable efforts to cause the Merger to qualify, and shall not take, and shall use all commercially reasonable efforts to prevent any Affiliate of such party from taking, any actions which could prevent the Merger from qualifying as a reorganization under the provisions of Section 368 of the Code.

     Section 7.11 Further Assurances. Each of the Company and DGAC shall, and shall cause its subsidiaries (if applicable) to, execute such further documents and instruments and take such further actions as may reasonably be requested by the other in order to consummate the Merger and other transactions contemplated by this Agreement and to use its reasonable best efforts to take or cause to be taken all actions, and to do or cause to be done all things, necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Merger and the other transactions contemplated hereby (subject to the vote of the Company's stockholders described in Section 4.13), including fully cooperating with the other in obtaining the Company Required Statutory Approvals, the DGAC Required Statutory Approvals and all other approvals and authorizations of any Governmental Authorities necessary or advisable to consummate the transactions contemplated hereby.

     Section 7.12 Conveyance Taxes. DGAC and the Company shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp Taxes, any transfer, recording, registration and other fees, and any similar Taxes which become payable in connection with the transactions contemplated by this Agreement that are required or permitted to be paid on or before the Effective Time. The Company shall pay any such Taxes which become payable in connection with the transactions contemplated by this Agreement.

     Section 7.13 Fees and Expenses. Notwithstanding anything to the contrary set forth in Article IX and provided no Termination Fee or Out-of-Pocket Expenses (each as defined in Section 9.3) are payable pursuant to Article IX, all financial obligations, fees and other expenses incurred in connection with the negotiation and preparation of this Agreement and the consummation of the transactions contemplated hereby shall be paid at the Closing by the party incurring such financial obligations, fees and other expenses. At or prior to the Closing, the Special Committee shall confirm to their satisfaction that, as to all such expenses deemed to be material by the Special Committee, payment or provision for payment has been made.

     Section 7.14 Indebtedness. As of the Closing Date, the Company shall be in compliance with all then-existing debt covenants with respect to any borrowings under its revolving credit facility or otherwise and no default or event of default shall have occurred or be continuing with respect thereto; provided, however, that such compliance shall not have been obtained through waiver.

                                  ARTICLE VIII

                                   CONDITIONS

     Section 8.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of the Company and DGAC to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of the following conditions, except, to the extent permitted by applicable law, that such conditions may be waived in writing pursuant to Section 9.5:

     (a) No Injunction. No temporary restraining order or preliminary or permanent injunction or other order by any federal or state court preventing consummation of the Merger shall have been issued and continuing in effect, and the Merger and the other transactions contemplated hereby shall not have been prohibited under any applicable federal or state law or regulation.

     (b) Statutory Approvals. The DGAC Required Statutory Approvals and the Company Required Statutory Approvals shall have been obtained at or prior to the Effective Time, such approvals shall have become Final Orders (as hereinafter defined), and no Final Order shall impose terms or conditions that would have, or would be reasonably likely to have, a DGAC Material Adverse Effect or a Company Material Adverse Effect. A "Final Order" means action (including the approval of transfer, assignment or modification of Environmental Permits) by the relevant regulatory authority that has not been reversed, stayed, enjoined, set aside, annulled or suspended, with respect to which any waiting period prescribed by law before the transactions contemplated hereby may be consummated has expired, and as to which all conditions to the consummation of such transactions prescribed by law, regulation or order have been satisfied.

     (c) Stockholder Approval. The Company Stockholders' Approval shall have been obtained.

     (d) Dissenting Shares. The number of Dissenting Shares shall not constitute more than fifteen percent (15%) of the number of issued and outstanding shares of the Company Common Stock immediately prior to the Effective Time.

     Section 8.2 Conditions to Obligation of the Company to Effect the Merger. The obligation of the Company to effect the Merger shall be further subject to the satisfaction, on or prior to the Closing Date, of the following conditions, except as may be waived by the Company in writing pursuant to Section 9.5:

     (a) Performance of Obligations of DGAC. DGAC shall have performed in all material respects (and in the case of Section 6.2(b), in all respects) its agreements and covenants contained in or contemplated by this Agreement, including but not limited to those set forth in Section 7.13, required to be performed by it at or prior to the Effective Time.

     (b) Representations and Warranties. The representations and warranties of DGAC set forth in this Agreement shall be true and correct on and as of the Closing Date with the same force and effect as if made on and as of such date (except for representations and warranties that expressly speak only as of an earlier date, in which case, such representations and warranties shall be true and correct as of such earlier date), except for such failures of representations and warranties to be true and correct (without giving effect to any materiality qualification or standard contained in any such representations and warranties) which, in the aggregate, would not be reasonably expected to have a DGAC Material Adverse Effect.

     (c) Closing Certificates. The Company shall have received a certificate signed by the President of DGAC, dated the Closing Date, to the effect that, to the best of each such officer's knowledge, the conditions set forth in Section 8.2(a) and Section 8.2(b) have been satisfied.

     (d) No DGAC Material Adverse Effect. No DGAC Material Adverse Effect shall have occurred and there shall exist no fact or circumstance that would have, or would be reasonably likely to have, a DGAC Material Adverse Effect.

     (e) DGAC Required Consents. The DGAC Required Consents, the failure of which to be obtained would have a DGAC Material Adverse Effect, shall have been obtained.

     Section 8.3 Conditions to Obligation of DGAC to Effect the Merger. The obligation of DGAC to effect the Merger shall be further subject to the satisfaction, on or prior to the Closing Date, of the following conditions, except as may be waived by DGAC in writing pursuant to Section 9.5:

     (a) Performance of Obligations of Company. The Company shall have performed in all material respects (and in the case of Section 6.1(o), in all respects) its agreements and covenants contained in or contemplated by this Agreement, including but not limited to those set forth in Section 7.13, required to be performed by it at or prior to the Effective Time.

     (b) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement shall be true and correct on and as of the Closing Date with the same force and effect as if made on and as of such date (except for representations and warranties that expressly speak only as of an earlier date, in which case, such representations and warranties shall be true and correct as of such earlier date), except for such failures of representations and warranties to be true and correct (without giving effect to any materiality qualification or standard contained in any such representations and warranties) which, in the aggregate, would not be reasonably expected to have a Company Material Adverse Effect.

     (c) Closing Certificates. DGAC shall have received a certificate signed by the Chief Executive Officer and the Chief Financial Officer of the Company, dated the Closing Date, to the effect that, to the best of each such officer's knowledge, the conditions set forth in Section 8.3(a) and Section 8.3(b) have been satisfied.

     (d) No Company Material Adverse Effect. No Company Material Adverse Effect shall have occurred and there shall exist no fact or circumstance that would have, or would be reasonably likely to have, a Company Material Adverse Effect.

     (e) Company Required Consents. The Company Required Consents, the failure of which to be obtained would have a Company Material Adverse Effect, shall have been obtained.

                                   ARTICLE IX

                        TERMINATION, AMENDMENT AND WAIVER

     Section 9.1 Termination. This Agreement may be terminated prior to the Effective Time, whether before or after approval of this Agreement by the Company's stockholders:

     (a) by mutual written consent of DGAC and the Company;

     (b) by either DGAC or the Company if (i) the Merger shall not have been consummated by the date which is 180 days after the date of this Agreement (the "Termination Date") (unless the failure to consummate the Merger is attributable to a failure on the part of the party seeking to terminate this Agreement to perform any material obligation required to be performed by such party at or prior to the Termination Date); or (ii) this Agreement has not been approved by the requisite vote of the holders of Company Common Stock at the Company Stockholders' Meeting;

     (c) by either DGAC or the Company if a court of competent jurisdiction or other Governmental Authority shall have issued a final and non-appealable Order, decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger;

     (d) by DGAC, at any time prior to the Effective Time, if a Company Triggering Event shall have occurred;

     (e) by DGAC, at any time prior to the Effective Time, if (i) any of the Company's material representations or warranties contained in this Agreement shall be inaccurate as of the date of this Agreement, or shall have become inaccurate as of a date subsequent to the date of this Agreement (as if made on such subsequent date), such that the conditions set forth in Section 8.1 and
Section 8.3 would not be satisfied, and such inaccuracies shall not have been remedied within ten (10) days after receipt by the Company of notice from DGAC specifying the nature of such inaccuracies and requesting that they be remedied, or (ii) any of the Company's material covenants contained in this Agreement shall not have been performed such that the conditions set forth in Article VIII would not be satisfied, and such non-performance shall not have been remedied within ten (10) days after receipt by the Company of notice from DGAC specifying the nature of such non-performance and requesting that it be remedied;

     (f) by the Company, at any time prior to the Effective Time, if (i) any of the DGAC's material representations or warranties contained in this Agreement shall be inaccurate as of the date of this Agreement, or shall have become inaccurate as of a date subsequent to the date of this Agreement (as if made on such subsequent date), such that the conditions set forth in Section 8.1 and
Section 8.2 would not be satisfied, and such inaccuracies shall not have been remedied within ten (10) days after receipt by DGAC of notice from the Company specifying the nature of such inaccuracies and requesting that they be remedied, or (ii) any of the DGAC's material covenants contained in this Agreement shall not have been performed such that the conditions set forth in Article VIII would not be satisfied, and such non-performance shall not have been remedied within ten
(10) days after receipt by DGAC of notice from the Company specifying the nature of such non-performance and requesting that it be remedied; or

     (g) by the Company, if (i) the Board of Directors of the Company or the Special Committee shall have withdrawn its Recommendations in accordance with
Section 7.9(f), or (ii) the Company shall have entered into an agreement providing for a Company Acquisition Transaction (and neither the Company nor any of its Representatives shall have violated any of the restrictions set forth in
Section 7.9).

As used in this Section 9.1, a "Company Triggering Event" shall be deemed to have occurred if there shall have been submitted to the Company a Takeover Proposal and: (i) the Board of Directors of the Company shall have failed to make and include in the Proxy Statement, or shall have withdrawn, or modified in a manner adverse to DGAC, the Recommendations; it being hereby acknowledged and understood that any position taken pursuant to Rule 14e-2(a)(2) under the Exchange Act shall be deemed to constitute the withdrawal or modification in a manner adverse to the DGAC, of the Recommendations by the Company's Board of Directors; (ii) the Board of Directors of the Company or the Special Committee shall have publicly recommended any Takeover Proposal or shall have publicly announced an intention or that it has resolved to do so, or the Company shall have entered into an agreement providing for a Company Acquisition Transaction; or (iii) the Company shall have materially breached its obligations under
Section 7.9 of this Agreement.

     Section 9.2 Effect of Termination. In the event of termination of this Agreement by either DGAC or the Company pursuant to Section 9.1, there shall be no liability on the part of either DGAC or the Company or their respective officers or directors hereunder, except that Section 7.5, Section 9.3 and
Section 10.9 shall survive any such termination.

     Section 9.3 Termination Fee; Expenses.

     (a) Expenses. Except as set forth in this Section 9.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses, whether or not the Merger is consummated; provided, however, that: (i) DGAC and the Company shall share equally all fees and expenses, other than attorneys' fees, incurred in connection with the filing, printing and mailing of the Proxy Statement and any amendments or supplements thereto and (ii) if this Agreement is terminated and a termination fee is payable under Section 9.3(b)(i), then, at the time specified in the next sentence, the Company shall make a nonrefundable cash payment to DGAC (in addition to any other amount that may be payable pursuant to Section 9.3(b)), in an amount equal to all reasonable actual documented fees and expenses (including all attorneys' fees, accountants' fees (if any), financial advisory fees (if any) and filing fees) that have been paid or that have become due and payable or incurred obligations by or on behalf of DGAC in connection with the preparation and negotiation of this Agreement and otherwise in connection with the Merger; provided, however, that such fees and expenses shall not exceed One Hundred Fifty Thousand Dollars ($150,000) in the aggregate ("Out-of-Pocket Expenses"). The nonrefundable payment referred to in clause (ii) of the proviso to the first sentence of this
Section 9.3(a) shall be made by the Company at the time the termination fee is payable under Section 9.3(b)(i). If this Agreement is terminated by DGAC pursuant to Section 9.1(e), the Out-of-Pocket Expenses paid by the Company shall be credited against the amount of damages awarded to DGAC as a result of such termination and any damages awarded to DGAC as a result of such termination shall be credited against any subsequent payment of the Out-of-Pocket Expenses, to the extent the Company is also obligated hereunder to pay the Out-of-Pocket Expenses.

     (b)  Termination Fee.

          (i) If DGAC is not in material breach of its obligations under this Agreement and if (x) (A) this Agreement is terminated by DGAC or the Company pursuant to Section 9.1(b) (and, in the event such termination is pursuant to clause (i) of Section 9.1(b), the conditions set forth in Section 8.1(a),
Section 8.1(b) and Section 8.2 were satisfied or waived on or prior to the date of such termination), (B) at or prior to the time of such termination a Takeover Proposal shall have been disclosed, announced, commenced, submitted or made and the same shall have been publicly announced, and (C) within twelve (12) months after such termination the Company enters into a definitive agreement providing for, or consummates, a Company Acquisition Transaction with any person other than DGAC or any affiliate of DGAC, (y) this Agreement is terminated by DGAC pursuant to Section 9.1(d), or (z) this Agreement is terminated by the Company pursuant to Section 9.1(g), then, in the case of each of (x), (y) and (z), the Company shall pay to DGAC, in cash at the applicable time specified in the next two sentences, a non-refundable fee in the amount of One Hundred Fifty Thousand Dollars ($150,000) (the "Termination Fee") plus all Out-of-Pocket Expenses pursuant to Section 9.3(a), if any). In the case of termination of this Agreement pursuant to Section 9.1(b), the Termination Fee and Out-of-Pocket Expenses referred to in the previous sentence shall be paid by the Company upon the execution of such definitive agreement. In the case of termination of this Agreement by DGAC pursuant to Section 9.1(d), or by the Company pursuant to
Section 9.1(g), the Termination Fee and Out-of-Pocket Expenses referred to in the first sentence of this Section 9.3(b)(i) shall be paid by the Company within two (2) business days after such termination.

          (ii) The Company acknowledges that the agreements contained in this
Section 9.3(b) are an integral part of the transaction contemplated by this Agreement, and that, without these agreements, DGAC would not enter into this Agreement; accordingly, if the Company fails to pay in a timely manner the amounts due pursuant to this Section 9.3(b) and, in order to obtain such payment, DGAC makes a claim that results in a judgment against the Company for the amounts set forth in this Section 9.3(b), the Company shall pay to DGAC its costs and expenses (including attorneys' fee and expenses) in connection with such suit, together with interest per annum on the amounts set forth in this
Section 9.3(b) at the prime rate of Citibank, N.A. in effect from time to time from the date such payment was required to be paid to the date it is paid. Payment of the fees and expenses described in this Section 9.3 shall not be in lieu of damages incurred in the event of willful breach of this Agreement.

          (iii) In the event the Company terminates this Agreement pursuant to
Section 9.1(f) or if DGAC terminates this Agreement for any reason not otherwise enumerated in this Article IX, DGAC shall make a nonrefundable cash payment to the Company, in an amount equal to all reasonable actual documented fees and expenses (including all attorneys' fees, accountants' fees (if any), Special Committee directors' fees, financial advisory fees (if any) and filing fees) that have been paid or that have become due and payable or incurred obligations by or on behalf of the Company in connection with the preparation and negotiation of this Agreement and otherwise in connection with the Merger; provided, however, that such nonrefundable cash payment shall not exceed Two Hundred Thousand Dollars ($200,000). Notwithstanding anything to the contrary herein, the nonrefundable cash payment referred to in the immediately preceding sentence shall be credited against any amount of damages awarded to the Company as a result of such termination and any damages awarded to the Company as a result of such termination shall be credited against any subsequent payment pursuant to this subsection, to the extent DGAC is also obligated hereunder to pay such amount.

     Section 9.4 Special Committee. Until the Effective Time, all actions to be taken by the Company to enforce, waive compliance with, amend, apply, modify or make determinations with respect to any of the terms of this Agreement shall require the written consent of the Special Committee, and DGAC shall be entitled to rely on a certificate of the Company's chief executive officer or chief financial officer attesting to the approval by the Special Committee and the Company's compliance with this Section 9.4.

     Section 9.5 Amendment. This Agreement may be amended by the parties hereto pursuant to action of the respective Boards of Directors of each of DGAC and Company, at any time before or after approval hereof by the stockholders of DGAC and Company and prior to the Effective Time, but after such approvals only to the extent permitted by applicable law. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     Section 9.6 Waiver. At any time prior to the Effective Time, any party may
(a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for such party's benefit contained herein, to the extent permitted by applicable law. Any agreement to any such extension or waiver shall be valid only if set forth in an instrument in writing signed by a duly authorized officer of the party to be bound thereby. No waiver by any party of any term on condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion.

                                    ARTICLE X

                               GENERAL PROVISIONS

     Section 10.1 Non-Survival of Representations, Warranties, Covenants and Agreements. None of the representations, warranties, covenants and agreements in this Agreement shall survive the Merger, except the covenants and agreements contained in this Section 10.1 and in Article II (Treatment of Shares), the second to the last sentence of Section 7.1 (Access to Information), Section 7.5 (Directors' and Officers' Indemnification), and Section 10.7 (Parties in Interest), each of which shall survive in accordance with its terms.


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


     Section 10.2 Brokers. DGAC represents and warrants that, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of DGAC. Company represents and warrants that, except for Rodman, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Company.

     Section 10.3 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given (a) if delivered personally, or (b) if sent by overnight courier service (receipt confirmed in writing), or (c) if delivered by facsimile transmission (with receipt confirmed), or (d) five (5) days after being mailed by registered or certified mail (return receipt requested) to the parties, in each case to the following addresses (or at such other address for a party as shall be specified by like notice):

          (i)  If to the Company, to:

               Disc Graphics, Inc.
               10 Gilpin Avenue
               Hauppauge, New York 11788
               Attention:  Margaret Krumholz
               Telephone:  (651) 300-1157
               Telecopy:  (651) 300-1377

               with a copy to:

               Farrell Fritz P.C.
               EAB Plaza
               Uniondale, New York 11556
               Attention:  Alon Y. Kapen, Esq.
               Telephone:  (516) 227-0700
               Telecopy:  (516) 227-0777

          (ii) If to DGAC, to:

               DG Acquisition Corp.
               c/o Main Street Resources
               8 Wright Street
               Westport CT 06880
               Attention:  Daniel Levinson
               Telephone:  (203) 227-5320
               Telecopy:  (203) 227-5312
                with a copy to:

                Greenberg Traurig, LLP
                The Met Life Building
                200 Park Avenue
                New York, New York 10166
                Attention:  Alan I. Annex, Esq.
                Telephone:  (212) 801-1323
                Telecopy:  (212) 801-6400

          (iii) If to the Special Committee, to:
                c/o Constellation Partners, LLC
                777 Yamato Road, Suite 111
                Boca Raton, Florida 33431
                Attention:  Mark L. Friedman and Seymour W. Zises
                Telephone:  (561) 994-9790
                Telecopy:  (561) 994-9772

                with a copy to:

                Goodkind Labaton Rudoff & Sucharow LLP
                100 Park Avenue
                New York, New York 10017
                Attention:  Edmond M. Coller, Esq.
                Telephone:  (212) 907-0752
                Telecopy:  (212) 883-7002

          Section 10.4 Miscellaneous. This Agreement (including the documents and instruments referred to herein): (a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof other than the Confidentiality Agreement; and (b) shall not be assigned by operation of law or otherwise. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts executed in and to be fully performed in such State, without giving effect to its conflicts of laws statutes, rules or principles. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect. The parties hereto shall negotiate in good faith to replace any provision of this Agreement so held invalid or unenforceable with a valid provision that is as similar as possible in substance to the invalid or unenforceable provision.


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


          Section 10.5 Interpretation. When reference is made in this Agreement to Articles, Sections or Exhibits, such reference shall be to an Article, Section or Exhibit of this Agreement, as the case may be, unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes," or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Whenever "or" is used in this Agreement it shall be construed in the nonexclusive sense.

          Section 10.6 Counterparts; Effect. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

          Section 10.7 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and, except for rights of Indemnified Parties as set forth in Section 7.5 (Directors' and Officers' Indemnification), nothing in this Agreement, express or implied, is intended to confer upon any person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

          Section 10.8 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States located in the State of New York or in New York state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of New York or any New York state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal or state court sitting in the State of New York.

          Section 10.9 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first above written.

                                      DG ACQUISITION CORP.



                                      By: /s/ Donald Sinkin
                                         ------------------------------------
                                      Name:  Donald Sinkin
                                      Title: President


                                      DISC GRAPHICS, INC.



                                      By: /s/ Margaret Krumholz
                                         ------------------------------------
                                      Name:  Margaret Krumholz
                                      Title: Chief Financial Officer

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